Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated March 1, 2010)
June 8, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: June 30, 2010

•	Initial valuation date: June 25, 2010

•	Final valuation date: June 27, 2011

•	Maturity date: June 30, 2011

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission**	Note Issuance#	CUSIP/ISIN
Arch Coal, Inc.	TBD	FWP-9	ACI	TBD	12.50%	75.0%	TBD	TBD	TBD	TBD	E-5595	06740L5B7/ US06740L5B70
American Express Company	TBD	FWP-11	AXP	TBD	9.50%	75.0%	TBD	TBD	TBD	TBD	E-5596	06740L5C5/ US06740L5C53
Bank of America Corporation	TBD	FWP-13	BAC	TBD	10.50%	75.0%	TBD	TBD	TBD	TBD	E-5597	06740L5D3/ US06740L5D37
Bunge Limited	TBD	FWP-15	BG	TBD	9.10%	80.0%	TBD	TBD	TBD	TBD	E-5598	06740L5E1/ US06740L5E10
Baker Hughes Incorporated	TBD	FWP-17	BHI	TBD	10.50%	75.0%	TBD	TBD	TBD	TBD	E-5599	06740L5F8/ US06740L5F84
Citigroup Inc.	TBD	FWP-19	C	TBD	10.20%	75.0%	TBD	TBD	TBD	TBD	E-5600	06740L5G6/ US06740L5G67
Century Aluminum Company	TBD	FWP-21	CENX	TBD	17.80%	65.0%	TBD	TBD	TBD	TBD	E-5601	06740L5H4/ US06740L5H41
Clean Energy Fuels Corp.	TBD	FWP-23	CLNE	TBD	18.50%	70.0%	TBD	TBD	TBD	TBD	E-5602	06740L5J0/ US06740L5J07
Community Health Systems, Inc.	TBD	FWP-25	CYH	TBD	9.80%	75.0%	TBD	TBD	TBD	TBD	E-5603	06740L5K7/ US06740L5K79
Delta Airlines, Inc	TBD	FWP-27	DAL	TBD	16.25%	70.0%	TBD	TBD	TBD	TBD	E-5604	06740L5L5/ US06740L5L52
Dana Holding Corporation	TBD	FWP-29	DAN	TBD	18.50%	75.0%	TBD	TBD	TBD	TBD	E-5605	06740L5M3/ US06740L5M36
Deere & Co.	TBD	FWP-31	DE	TBD	8.00%	75.0%	TBD	TBD	TBD	TBD	E-5606	06740L5N1/ US06740L5N19
General Electric Company	TBD	FWP-33	GE	TBD	8.20%	80.0%	TBD	TBD	TBD	TBD	E-5607	06740L5P6/ US06740L5P66

Genworth Financial, Inc. (Class A)	TBD	FWP-35	GNW	TBD	13.30%	65.0%	TBD	TBD	TBD	TBD	E-5608	06740L5Q4/ US06740L5Q40
Halliburton Company	TBD	FWP-37	HAL	TBD	11.20%	70.0%	TBD	TBD	TBD	TBD	E-5609	06740L5R2/ US06740L5R23
KeyCorp	TBD	FWP-39	KEY	TBD	12.10%	70.0%	TBD	TBD	TBD	TBD	E-5610	06740L5S0/ US06740L5S06
Lincoln National Corp.	TBD	FWP-41	LNC	TBD	11.40%	65.0%	TBD	TBD	TBD	TBD	E-5611	06740L5T8/ US06740L5T88
Las Vegas Sands Corp.	TBD	FWP-43	LVS	TBD	17.00%	65.0%	TBD	TBD	TBD	TBD	E-5612	06740L5U5/ US06740L5U51
MetLife, Inc.	TBD	FWP-45	MET	TBD	9.30%	75.0%	TBD	TBD	TBD	TBD	E-5613	06740L5V3/ US06740L5V35
MGM MIRAGE	TBD	FWP-47	MGM	TBD	17.30%	65.0%	TBD	TBD	TBD	TBD	E-5614	06740L5W1/ US06740L5W18
McMoRan Exploration Co.	TBD	FWP-49	MMR	TBD	18.70%	65.0%	TBD	TBD	TBD	TBD	E-5615	06740L5X9/ US06740L5X90
Melco Crown Entertainment Limited (American depositary shares)	TBD	FWP-51	MPEL	TBD	14.90%	65.0%	TBD	TBD	TBD	TBD	E-5616	06740L5Y7/ US06740L5Y73
Mindray Medical International Limited (American depositary shares)	TBD	FWP-53	MR	TBD	9.50%	80.0%	TBD	TBD	TBD	TBD	E-5617	06740L5Z4/ US06740L5Z49
NCR Corporation	TBD	FWP-55	NCR	TBD	9.60%	70.0%	TBD	TBD	TBD	TBD	E-5618	06740L6A8/ US06740L6A88
Netflix, Inc.	TBD	FWP-57	NFLX	TBD	12.60%	65.0%	TBD	TBD	TBD	TBD	E-5619	06740L6B6/ US06740L6B61
NVIDIA Corporation	TBD	FWP-59	NVDA	TBD	9.90%	70.0%	TBD	TBD	TBD	TBD	E-5620	06740L6C4/ US06740L6C45
Patriot Coal Corporation	TBD	FWP-61	PCX	TBD	17.30%	65.0%	TBD	TBD	TBD	TBD	E-5621	06740L6D2/ US06740L6D28
Prudential Financial, Inc.	TBD	FWP-63	PRU	TBD	9.20%	75.0%	TBD	TBD	TBD	TBD	E-5622	06740L6E0/ US06740L6E01
Plains Exploration & Production Company	TBD	FWP-65	PXP	TBD	10.40%	65.0%	TBD	TBD	TBD	TBD	E-5623	06740L6F7/ US06740L6F75
Rambus Inc.	TBD	FWP-67	RMBS	TBD	16.60%	65.0%	TBD	TBD	TBD	TBD	E-5624	06740L6G5/ US06740L6G58
Saks Incorporated	TBD	FWP-69	SKS	TBD	10.80%	65.0%	TBD	TBD	TBD	TBD	E-5625	06740L6H3/ US06740L6H32
Schlumberger N.V. (Schlumberger Limited)	TBD	FWP-71	SLB	TBD	9.10%	70.0%	TBD	TBD	TBD	TBD	E-5626	06740L6J9/ US06740L6J97
Silver Wheaton Corp.	TBD	FWP-73	SLW	TBD	10.00%	65.0%	TBD	TBD	TBD	TBD	E-5627	06740L6K6/ US06740L6K60
SanDisk Corporation	TBD	FWP-75	SNDK	TBD	11.80%	65.0%	TBD	TBD	TBD	TBD	E-5628	06740L6L4/ US06740L6L44
SunPower Corporation (Class A)	TBD	FWP-77	SPWRA	TBD	13.60%	65.0%	TBD	TBD	TBD	TBD	E-5629	06740L6M2/ US06740L6M27
Titanium Metals Corporati	TBD	FWP-79	TIE	TBD	11.70%	65.0%	TBD	TBD	TBD	TBD	E-5630	06740L6N0/ US06740L6N00
Tenaris S.A. (American depositary shares)	TBD	FWP-81	TS	TBD	9.20%	75.0%	TBD	TBD	TBD	TBD	E-5631	06740L6P5/ US06740L6P57
USG Corporation	TBD	FWP-83	USG	TBD	13.00%	65.0%	TBD	TBD	TBD	TBD	E-5632	06740L6Q3/ US06740L6Q31
Wells Fargo & Company	TBD	FWP-85	WFC	TBD	8.40%	75.0%	TBD	TBD	TBD	TBD	E-5633	06740L6R1/ US06740L6R14
Walter Energy, Inc.	TBD	FWP-87	WLT	TBD	12.30%	65.0%	TBD	TBD	TBD	TBD	E-5634	06740L6S9/ US06740L6S96
Williams-Sonoma, Inc.	TBD	FWP-89	WSM	TBD	10.40%	65.0%	TBD	TBD	TBD	TBD	E-5635	06740L6T7/ US06740L6T79
Wynn Resorts, Limited	TBD	FWP-91	WYNN	TBD	12.10%	65.0%	TBD	TBD	TBD	TBD	E-5636	06740L6U4/ US06740L6U43
United States Steel Corporation	TBD	FWP-93	X	TBD	11.50%	65.0%	TBD	TBD	TBD	TBD	E-5637	06740L6V2/ US06740L6V26
Zions Bancorporation	TBD	FWP-95	ZION	TBD	11.00%	65.0%	TBD	TBD	TBD	TBD	E-5638	06740L6W0/ US06740L6W09

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to TBD% of the principal amount of the notes, or $TBD per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated March 1, 2010, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, the pricing supplement and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

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Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Exchange Rate Risk—Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for Notes linked to American depositary shares.

Risks Associated with Foreign Securities Markets—Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Notes linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S.

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federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

U.S. holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a U.S. holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

FWP-7

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

FWP-8

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2009, the company operated 19 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to to power plants, steel mills and industrial facilities. For the year ended December 31, 2009, the Company sold approximately 126.1 million tons of coal, including approximately 7.5 million tons of coal purchased from third parties, fueling approximately 12.7% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
September 30, 2008	$75.37	$27.91	$32.89
December 31, 2008	$32.58	$10.43	$16.29
March 31, 2009	$20.62	$11.77	$13.37
June 30, 2009	$19.94	$12.53	$15.37
September 30, 2009	$24.00	$13.01	$22.13
December 31, 2009	$25.86	$19.42	$22.25
March 31, 2010	$28.14	$20.07	$22.85
June 3, 2010*	$28.51	$19.26	$22.35

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $22.35

Protection level: 75.00%

Protection price: $16.76

Physical delivery amount: 44($1,000/Initial price)

Fractional shares: 0.742729

Coupon: 12.50% per annum

Maturity: June 30, 2011

Dividend yield: 1.74% per annum

Coupon amount monthly: $10.42

FWP-9

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.50%		101.74%
+ 90%	12.50%		91.74%
+ 80%	12.50%		81.74%
+ 70%	12.50%		71.74%
+ 60%	12.50%		61.74%
+ 50%	12.50%		51.74%
+ 40%	12.50%		41.74%
+ 30%	12.50%		31.74%
+ 20%	12.50%		21.74%
+ 10%	12.50%		11.74%
+ 5%	12.50%		6.74%

0%	12.50%		1.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.50%	7.50%	-3.26%
- 10%	12.50%	2.50%	-8.26%
- 20%	12.50%	- 7.50%	-18.26%
- 30%	N/A	-17.50%	-28.26%
- 40%	N/A	-27.50%	-38.26%
- 50%	N/A	-37.50%	-48.26%
- 60%	N/A	-47.50%	-58.26%
- 70%	N/A	-57.50%	-68.26%
- 80%	N/A	-67.50%	-78.26%
- 90%	N/A	-77.50%	-88.26%
- 100%	N/A	-87.50%	-98.26%

FWP-10

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world as of December 31, 2009. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 28, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
June 30, 2008	$52.63	$37.61	$37.67
September 30, 2008	$42.50	$31.71	$35.43
December 31, 2008	$35.80	$16.55	$18.55
March 31, 2009	$21.38	$9.71	$13.63
June 30, 2009	$28.45	$13.18	$23.24
September 30, 2009	$36.50	$22.00	$33.90
December 31, 2009	$42.25	$31.69	$40.52
March 31, 2010	$43.24	$36.60	$41.26
June 3, 2010*	$49.19	$37.60	$40.54

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $40.54

Protection level: 75.00%

Protection price: $30.41

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.666996

Coupon: 9.50% per annum

Maturity: June 30, 2011

Dividend yield: 1.86% per annum

Coupon amount monthly: $7.92

FWP-11

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		101.86%
+ 90%	9.50%		91.86%
+ 80%	9.50%		81.86%
+ 70%	9.50%		71.86%
+ 60%	9.50%		61.86%
+ 50%	9.50%		51.86%
+ 40%	9.50%		41.86%
+ 30%	9.50%		31.86%
+ 20%	9.50%		21.86%
+ 10%	9.50%		11.86%
+ 5%	9.50%		6.86%

0%	9.50%		1.86%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-3.14%
- 10%	9.50%	-0.50%	-8.14%
- 20%	9.50%	-10.50%	-18.14%
- 30%	N/A	-20.50%	-28.14%
- 40%	N/A	-30.50%	-38.14%
- 50%	N/A	-40.50%	-48.14%
- 60%	N/A	-50.50%	-58.14%
- 70%	N/A	-60.50%	-68.14%
- 80%	N/A	-70.50%	-78.14%
- 90%	N/A	-80.50%	-88.14%
- 100%	N/A	-90.50%	-98.14%

FWP-12

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in all 50 states, the District of Columbia and more than 40 different countries. As of December 31, 2009, in the United States, it serves more than 59 million consumer and small business relationships with more than 6,000 banking centers.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 28, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 30, 2008	$41.37	$23.65	$23.87
September 30, 2008	$38.85	$18.44	$35.00
December 31, 2008	$38.50	$10.01	$14.08
March 31, 2009	$14.81	$2.53	$6.82
June 30, 2009	$15.06	$6.45	$13.20
September 30, 2009	$18.25	$11.27	$16.92
December 31, 2009	$18.64	$14.12	$15.06
March 31, 2010	$18.35	$14.25	$17.85
June 3, 2010*	$19.82	$14.80	$15.81

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $15.81

Protection level: 75.00%

Protection price: $11.86

Physical delivery amount: 63($1,000/Initial price)

Fractional shares: 0.251107

Coupon: 10.50% per annum

Maturity: June 30, 2011

Dividend yield: 0.26% per annum

Coupon amount monthly: $8.75

FWP-13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		100.26%
+ 90%	10.50%		90.26%
+ 80%	10.50%		80.26%
+ 70%	10.50%		70.26%
+ 60%	10.50%		60.26%
+ 50%	10.50%		50.26%
+ 40%	10.50%		40.26%
+ 30%	10.50%		30.26%
+ 20%	10.50%		20.26%
+ 10%	10.50%		10.26%
+ 5%	10.50%		5.26%

0%	10.50%		0.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-4.74%
- 10%	10.50%	0.50%	-9.74%
- 20%	10.50%	-9.50%	-19.74%
- 30%	N/A	-19.50%	-29.74%
- 40%	N/A	-29.50%	-39.74%
- 50%	N/A	-39.50%	-49.74%
- 60%	N/A	-49.50%	-59.74%
- 70%	N/A	-59.50%	-69.74%
- 80%	N/A	-69.50%	-79.74%
- 90%	N/A	-79.50%	-89.74%
- 100%	N/A	-89.50%	-99.74%

FWP-14

Bunge Ltd.

According to publicly available information, Bunge Limited (the “Company”) engages in the agriculture and food business. The Company operates in four business segments: agribusiness, fertilizer, edible oil products and milling products. The agribusiness division is an integrated business principally involved in the purchase, storage, transport, processing and sale of agricultural commodities and commodity products. The fertilizer division is involved in every stage of the fertilizer business, from mining of phosphate-based raw materials to the sale of retail fertilizer products. The Company has operations in Europe, the United States, Brazil, Asia, Canada, and Argentina. Bunge Limited was founded in 1818 and is headquartered in White Plains, New York.

The linked share’s SEC file number is: 001-16625.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$41.43	$33.93	$38.94
September 30, 2004	$41.45	$36.82	$39.98
December 31, 2004	$57.45	$38.69	$57.01
March 31, 2005	$58.10	$49.41	$53.88
June 30, 2005	$65.20	$48.34	$63.40
September 30, 2005	$67.99	$51.10	$52.62
December 30, 2005	$57.83	$46.65	$56.61
March 31, 2006	$61.40	$49.86	$55.71
June 30, 2006	$62.19	$47.85	$50.25
September 29, 2006	$59.27	$49.75	$57.95
December 29, 2006	$73.54	$57.31	$72.51
March 30, 2007	$85.68	$69.93	$82.22
June 29, 2007	$84.75	$71.00	$84.50
September 28, 2007	$107.76	$80.73	$107.45
December 31, 2007	$125.41	$100.64	$116.41
March 31, 2008	$135.00	$84.80	$86.88
June 30, 2008	$127.64	$86.37	$107.69
September 30, 2008	$106.67	$58.83	$63.18
December 31, 2008	$65.23	$27.60	$51.77
March 31, 2009	$60.80	$38.76	$56.65
June 30, 2009	$69.67	$45.85	$60.25
September 30, 2009	$72.96	$54.00	$62.61
December 31, 2009	$68.92	$56.00	$63.83
March 31, 2010	$72.74	$56.87	$61.63
June 3, 2010*	$62.74	$45.36	$49.09

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BG

Initial price: $49.09

Protection level: 80.00%

Protection price: $39.27

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.370748

Coupon: 9.10% per annum

Maturity: June 30, 2011

Dividend yield: 1.71% per annum

Coupon amount monthly: $7.58

FWP-15

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.10%		101.71%
+ 90%	9.10%		91.71%
+ 80%	9.10%		81.71%
+ 70%	9.10%		71.71%
+ 60%	9.10%		61.71%
+ 50%	9.10%		51.71%
+ 40%	9.10%		41.71%
+ 30%	9.10%		31.71%
+ 20%	9.10%		21.71%
+ 10%	9.10%		11.71%
+ 5%	9.10%		6.71%

0%	9.10%		1.71%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.10%	4.10%	-3.29%
- 10%	9.10%	-0.90%	-8.29%
- 20%	9.10%	-10.90%	-18.29%
- 30%	N/A	-20.90%	-28.29%
- 40%	N/A	-30.90%	-38.29%
- 50%	N/A	-40.90%	-48.29%
- 60%	N/A	-50.90%	-58.29%
- 70%	N/A	-60.90%	-68.29%
- 80%	N/A	-70.90%	-78.29%
- 90%	N/A	-80.90%	-88.29%
- 100%	N/A	-90.90%	-98.29%

FWP-16

Baker Hughes Incorporated

According to publicly available information, Baker Hughes Incorporated (the “Company”) is a Delaware corporation engaged in the oilfield services industry. The Company is a major supplier of wellbore related products and technology services, including products and services for drilling, formation evaluation, completion and production and reservoir technology and consulting to the worldwide oil and natural gas industry.

The Company was formed in April 1987 in connection with the combination of Baker International Corporation and Hughes Tool Company. It acquired Western Atlas Inc. in a merger completed on August 10, 1998. It is a provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and natural gas industry.

The linked share’s SEC file number is 001-09397.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$38.87	$33.45	$37.65
September 30, 2004	$44.27	$37.12	$43.72
December 31, 2004	$45.30	$39.80	$42.67
March 31, 2005	$48.36	$40.74	$44.49
June 30, 2005	$52.10	$41.81	$51.16
September 30, 2005	$61.90	$50.80	$59.68
December 30, 2005	$63.13	$50.37	$60.78
March 31, 2006	$78.33	$61.15	$68.40
June 30, 2006	$89.30	$66.64	$81.85
September 29, 2006	$83.95	$61.09	$68.20
December 29, 2006	$78.85	$64.92	$74.66
March 30, 2007	$73.81	$62.26	$66.13
June 29, 2007	$89.95	$65.69	$84.13
September 28, 2007	$92.10	$73.65	$90.37
December 31, 2007	$100.29	$76.40	$81.10
March 31, 2008	$82.13	$62.65	$68.50
June 30, 2008	$90.76	$67.48	$87.34
September 30, 2008	$90.45	$56.53	$60.54
December 31, 2008	$58.94	$24.40	$32.07
March 31, 2009	$38.95	$25.69	$28.55
June 30, 2009	$43.00	$27.38	$36.44
September 30, 2009	$44.61	$33.12	$42.66
December 31, 2009	$48.18	$37.66	$40.48
March 31, 2010	$52.40	$41.00	$46.84
June 3, 2010*	$54.80	$35.62	$39.38

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BHI

Initial price: $39.38

Protection level: 75.00%

Protection price: $29.54

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.393601

Coupon: 10.50% per annum

Maturity: June 30, 2011

Dividend yield: 1.55% per annum

Coupon amount monthly: $8.75

FWP-17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		101.55%
+ 90%	10.50%		91.55%
+ 80%	10.50%		81.55%
+ 70%	10.50%		71.55%
+ 60%	10.50%		61.55%
+ 50%	10.50%		51.55%
+ 40%	10.50%		41.55%
+ 30%	10.50%		31.55%
+ 20%	10.50%		21.55%
+ 10%	10.50%		11.55%
+ 5%	10.50%		6.55%

0%	10.50%		1.55%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-3.45%
- 10%	10.50%	0.50%	-8.45%
- 20%	10.50%	-9.50%	-18.45%
- 30%	N/A	-19.50%	-28.45%
- 40%	N/A	-29.50%	-38.45%
- 50%	N/A	-39.50%	-48.45%
- 60%	N/A	-49.50%	-58.45%
- 70%	N/A	-59.50%	-68.45%
- 80%	N/A	-69.50%	-78.45%
- 90%	N/A	-79.50%	-88.45%
- 100%	N/A	-89.50%	-98.45%

FWP-18

Citigroup Inc.

According to publicly available information, Citigroup Inc. (the “Company”) is a global diversified financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. The Company has more than 200 million customer accounts and does business in more than 140 countries. The Company was incorporated in 1988 under the laws of the State of Delaware.

The Company is a bank holding company within the meaning of the U.S. Bank Holding Company Act of 1956 registered with, and subject to examination by, the Board of Governors of the Federal Reserve System (FRB). Some of the Company’s subsidiaries are subject to supervision and examination by their respective federal and state authorities.

The linked share’s SEC file number is 001-09924.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$52.84	$44.83	$46.50
September 30, 2004	$47.45	$43.00	$44.12
December 31, 2004	$49.06	$42.11	$48.18
March 31, 2005	$49.99	$44.05	$44.94
June 30, 2005	$48.14	$43.80	$46.23
September 30, 2005	$46.81	$42.91	$45.52
December 30, 2005	$49.76	$44.00	$48.53
March 31, 2006	$49.33	$44.85	$47.23
June 30, 2006	$50.71	$47.17	$48.24
September 29, 2006	$50.35	$46.22	$49.67
December 29, 2006	$56.66	$48.83	$55.70
March 30, 2007	$56.28	$48.05	$51.34
June 29, 2007	$55.53	$50.41	$51.29
September 28, 2007	$52.97	$44.66	$46.67
December 31, 2007	$48.77	$28.80	$29.44
March 31, 2008	$29.89	$18.00	$21.42
June 30, 2008	$27.35	$16.58	$16.76
September 30, 2008	$22.21	$12.85	$20.51
December 31, 2008	$23.50	$3.05	$6.71
March 31, 2009	$7.58	$0.97	$2.53
June 30, 2009	$4.48	$2.43	$2.97
September 30, 2009	$5.42	$2.55	$4.84
December 31, 2009	$5.00	$3.15	$3.31
March 31, 2010	$4.40	$3.11	$4.05
June 3, 2010*	$5.07	$3.53	$3.96

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: C

Initial price: $3.96

Protection level: 75.00%

Protection price: $2.97

Physical delivery amount: 252($1,000/Initial price)

Fractional shares: 0.525253

Coupon: 10.20% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.50

FWP-19

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.20%		100.00%
+ 90%	10.20%		90.00%
+ 80%	10.20%		80.00%
+ 70%	10.20%		70.00%
+ 60%	10.20%		60.00%
+ 50%	10.20%		50.00%
+ 40%	10.20%		40.00%
+ 30%	10.20%		30.00%
+ 20%	10.20%		20.00%
+ 10%	10.20%		10.00%
+ 5%	10.20%		5.00%

0%	10.20%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.20%	5.20%	-5.00%
- 10%	10.20%	0.20%	-10.00%
- 20%	10.20%	-9.80%	-20.00%
- 30%	N/A	-19.80%	-30.00%
- 40%	N/A	-29.80%	-40.00%
- 50%	N/A	-39.80%	-50.00%
- 60%	N/A	-49.80%	-60.00%
- 70%	N/A	-59.80%	-70.00%
- 80%	N/A	-69.80%	-80.00%
- 90%	N/A	-79.80%	-90.00%
- 100%	N/A	-89.80%	-100.00%

FWP-20

Century Aluminum Company

According to publicly available information, Century Aluminum Company (the “Company”) is a Deleware corporation with its principal executive offices located at 2511 Garden Road, Building A, Suite 200, Monterey, California 93940. The Company produces aluminum and its primary aluminum facilities produce value-added and standard-grade aluminum products. As of December 31, 2009, the Company’s current primary aluminum production capacity is 785,000 metric tons per year.

The linked share’s SEC file number is 001-34474.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$29.40	$18.64	$24.79
September 30, 2004	$28.00	$21.73	$27.73
December 31, 2004	$29.10	$22.42	$26.26
March 31, 2005	$34.70	$23.70	$30.26
June 30, 2005	$32.18	$20.17	$20.40
September 30, 2005	$27.60	$20.00	$22.48
December 30, 2005	$26.79	$17.82	$26.21
March 31, 2006	$44.50	$26.14	$42.45
June 30, 2006	$56.57	$31.29	$35.69
September 29, 2006	$39.16	$29.65	$33.65
December 29, 2006	$47.32	$30.31	$44.65
March 30, 2007	$49.83	$38.65	$46.88
June 29, 2007	$58.60	$46.66	$54.63
September 28, 2007	$67.85	$40.00	$52.65
December 31, 2007	$59.39	$49.38	$53.94
March 31, 2008	$70.89	$38.94	$66.24
June 30, 2008	$80.52	$63.43	$66.49
September 30, 2008	$66.66	$25.20	$27.69
December 31, 2008	$27.38	$4.35	$10.00
March 31, 2009	$12.80	$1.05	$2.11
June 30, 2009	$8.39	$1.90	$6.23
September 30, 2009	$12.18	$4.70	$9.35
December 31, 2009	$16.90	$8.00	$16.19
March 31, 2010	$18.77	$10.13	$13.76
June 3, 2010*	$16.74	$8.97	$10.09

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CENX

Initial price: $10.09

Protection level: 65.00%

Protection price: $6.56

Physical delivery amount: 99($1,000/Initial price)

Fractional shares: 0.108028

Coupon: 17.80% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.83

FWP-21

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	17.80%		100.00%
+ 90%	17.80%		90.00%
+ 80%	17.80%		80.00%
+ 70%	17.80%		70.00%
+ 60%	17.80%		60.00%
+ 50%	17.80%		50.00%
+ 40%	17.80%		40.00%
+ 30%	17.80%		30.00%
+ 20%	17.80%		20.00%
+ 10%	17.80%		10.00%
+ 5%	17.80%		5.00%

0%	17.80%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	17.80%	12.80%	-5.00%
- 10%	17.80%	7.80%	-10.00%
- 20%	17.80%	-2.20%	-20.00%
- 30%	17.80%	-12.20%	-30.00%
- 40%	N/A	-22.20%	-40.00%
- 50%	N/A	-32.20%	-50.00%
- 60%	N/A	-42.20%	-60.00%
- 70%	N/A	-52.20%	-70.00%
- 80%	N/A	-62.20%	-80.00%
- 90%	N/A	-72.20%	-90.00%
- 100%	N/A	-82.20%	-100.00%

FWP-22

Clean Energy Fuels Corp.

According to publicly available information, Clean Energy Fuels Corp. (the “Company”) is a leading provider of natural gas as an alternative fuel for vehicle fleets in the United States and Canada, based on the number of stations operated and the amount of gasoline gallon equivalents of compressed natural gas and liquefied natural gas delivered. The Company offers a comprehensive solution to enable our customers to run their fleets on natural gas, often with limited upfront expense to its customers. The Company designs, builds, finances and operates fueling stations and supplies its customers with CNG and LNG. The company also produces renewable biomethane, which can be used as vehicle fuel, through its landfill gas joint venture.

As of December 31, 2009, the Company serves over 390 fleet customers operating over 17, 790 natural gas vehicles. The Company owns, operates or supplies 196 natural gas fueling stations.

The linked share’s SEC file number is 001-33480.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	$13.90	$11.40	$12.56
September 28, 2007	$18.79	$10.81	$15.14
December 31, 2007	$20.62	$12.56	$15.14
March 31, 2008	$16.84	$11.75	$13.36
June 30, 2008	$15.46	$10.15	$11.49
September 30, 2008	$19.95	$10.33	$14.15
December 31, 2008	$14.70	$3.24	$6.04
March 31, 2009	$7.61	$4.62	$6.09
June 30, 2009	$10.25	$5.89	$8.61
September 30, 2009	$15.17	$7.83	$14.41
December 31, 2009	$16.57	$10.95	$15.41
March 31, 2010	$23.70	$15.16	$22.78
June 3, 2010*	$23.65	$13.48	$16.57

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CLNE

Initial price: $16.57

Protection level: 70.00%

Protection price: $11.60

Physical delivery amount: 60($1,000/Initial price)

Fractional shares: 0.350030

Coupon: 18.50% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.42

FWP-23

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	18.50%		100.00%
+ 90%	18.50%		90.00%
+ 80%	18.50%		80.00%
+ 70%	18.50%		70.00%
+ 60%	18.50%		60.00%
+ 50%	18.50%		50.00%
+ 40%	18.50%		40.00%
+ 30%	18.50%		30.00%
+ 20%	18.50%		20.00%
+ 10%	18.50%		10.00%
+ 5%	18.50%		5.00%

0%	18.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	18.50%	13.50%	-5.00%
- 10%	18.50%	8.50%	-10.00%
- 20%	18.50%	-1.50%	-20.00%
- 30%	18.50%	-11.50%	-30.00%
- 40%	N/A	-21.50%	-40.00%
- 50%	N/A	-31.50%	-50.00%
- 60%	N/A	-41.50%	-60.00%
- 70%	N/A	-51.50%	-70.00%
- 80%	N/A	-61.50%	-80.00%
- 90%	N/A	-71.50%	-90.00%
- 100%	N/A	-81.50%	-100.00%

FWP-24

Community Health Systems, Inc.

According to publicly available information, Community Health Systems, Inc. (the “Company”) is an operator of hospitals in the United States. As of December 31, 2009, the Company owned or leased 122 hospitals, which are diversified across 29 states. The Company also employed approximately 58,555 full-time employees and 20,659 part-time employees as of December 31, 2009.

The linked share’s SEC file number is 001-15925.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$29.03	$23.48	$26.77
September 30, 2004	$27.87	$23.21	$26.68
December 31, 2004	$28.54	$25.51	$27.88
March 31, 2005	$36.33	$26.96	$34.91
June 30, 2005	$38.60	$33.14	$37.79
September 30, 2005	$39.46	$34.32	$38.81
December 30, 2005	$40.72	$35.62	$38.34
March 31, 2006	$39.96	$35.33	$36.15
June 30, 2006	$38.38	$34.94	$36.75
September 29, 2006	$39.18	$35.70	$37.35
December 29, 2006	$37.26	$31.25	$36.52
March 30, 2007	$39.05	$33.29	$35.25
June 29, 2007	$41.72	$34.86	$40.45
September 28, 2007	$44.50	$30.40	$31.44
December 31, 2007	$37.50	$27.70	$36.86
March 31, 2008	$36.85	$29.79	$33.57
June 30, 2008	$40.02	$32.40	$32.98
September 30, 2008	$36.81	$28.24	$29.31
December 31, 2008	$28.38	$10.47	$14.58
March 31, 2009	$21.60	$12.96	$15.34
June 30, 2009	$28.78	$13.95	$25.25
September 30, 2009	$35.48	$24.42	$31.93
December 31, 2009	$38.00	$29.35	$35.60
March 31, 2010	$40.83	$31.00	$36.93
June 3, 2010*	$42.30	$36.01	$40.78

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CYH

Initial price: $40.78

Protection level: 75.00%

Protection price: $30.59

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.521824

Coupon: 9.80% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.17

FWP-25

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.80%		100.00%
+ 90%	9.80%		90.00%
+ 80%	9.80%		80.00%
+ 70%	9.80%		70.00%
+ 60%	9.80%		60.00%
+ 50%	9.80%		50.00%
+ 40%	9.80%		40.00%
+ 30%	9.80%		30.00%
+ 20%	9.80%		20.00%
+ 10%	9.80%		10.00%
+ 5%	9.80%		5.00%

0%	9.80%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.80%	4.80%	-5.00%
- 10%	9.80%	-0.20%	-10.00%
- 20%	9.80%	-10.20%	-20.00%
- 30%	N/A	-20.20%	-30.00%
- 40%	N/A	-30.20%	-40.00%
- 50%	N/A	-40.20%	-50.00%
- 60%	N/A	-50.20%	-60.00%
- 70%	N/A	-60.20%	-70.00%
- 80%	N/A	-70.20%	-80.00%
- 90%	N/A	-80.20%	-90.00%
- 100%	N/A	-90.20%	-100.00%

FWP-26

Delta Airlines, Inc.

According to publicly available information, Delta Airlines, Inc. (the “Company”) is an airline, providing scheduled air transportation for passengers and cargo throughout the United States and around the world.

In October 2008, a wholly-owned subsidiary of the Company merged with and into Northwest Airlines Corporation (“Northwest”). As a result of this merger, Northwest and its subsidiaries, including Northwest Airlines, Inc. (“NWA”), became the Company’s wholly-owned subsidiaries. On December 31, 2009, NWA merged with and into Delta, ending NWA’s existence as a separate entity. The Company anticipates completing the integration of NWA’s operations into Delta during 2010.

The Company’s global route network gives it a presence in every major domestic and international market. The Company’s route network is centered around the hub system it operates at airports in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis/St. Paul, New York-JFK, Salt Lake City, Paris-Charles de Gaulle, Amsterday and Tokyo-Narita.

The linked share’s SEC file number is 001-05424.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	$23.25	$18.02	$19.70
September 28, 2007	$21.80	$14.94	$17.95
December 31, 2007	$21.10	$14.04	$14.89
March 31, 2008	$18.97	$7.94	$8.60
June 30, 2008	$10.75	$4.84	$5.70
September 30, 2008	$10.26	$4.00	$7.45
December 31, 2008	$11.90	$5.11	$11.46
March 31, 2009	$12.65	$3.52	$5.63
June 30, 2009	$8.27	$5.31	$5.79
September 30, 2009	$9.88	$5.56	$8.96
December 31, 2009	$12.08	$6.78	$11.38
March 31, 2010	$14.90	$10.93	$14.59
June 3, 2010*	$14.94	$10.90	$14.28

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DAL

Initial price: $14.28

Protection level: 70.00%

Protection price: $10.00

Physical delivery amount: 70($1,000/Initial price)

Fractional shares: 0.028011

Coupon: 16.25% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.54

FWP-27

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	16.25%		100.00%
+ 90%	16.25%		90.00%
+ 80%	16.25%		80.00%
+ 70%	16.25%		70.00%
+ 60%	16.25%		60.00%
+ 50%	16.25%		50.00%
+ 40%	16.25%		40.00%
+ 30%	16.25%		30.00%
+ 20%	16.25%		20.00%
+ 10%	16.25%		10.00%
+ 5%	16.25%		5.00%

0%	16.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	16.25%	11.25%	-5.00%
- 10%	16.25%	6.25%	-10.00%
- 20%	16.25%	-3.75%	-20.00%
- 30%	16.25%	-13.75%	-30.00%
- 40%	N/A	-23.75%	-40.00%
- 50%	N/A	-33.75%	-50.00%
- 60%	N/A	-43.75%	-60.00%
- 70%	N/A	-53.75%	-70.00%
- 80%	N/A	-63.75%	-80.00%
- 90%	N/A	-73.75%	-90.00%
- 100%	N/A	-83.75%	-100.00%

FWP-28

Dana Holding Corporation

According to publicly available information, Dana Holding Corporation (the “Company”) was incorporated in Delaware in 2007 and is headquartered in Maumee, Ohio. The Company is a leading supplier of axle, driveshaft, structural, sealing and thermal management products for global vehicle manufacturers. The Company designs and manufactures products for every major vehicle producers in the world. As of December 31, 2009, the Company employed approximately 24,000 people in 23 countries and operated 106 major facilities throughout the world.

The linked share’s SEC file number is 001-01063.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	$13.30	$8.51	$10.00
June 30, 2008	$12.65	$5.18	$5.35
September 30, 2008	$7.35	$4.10	$4.84
December 31, 2008	$4.83	$0.34	$0.74
March 31, 2009	$1.16	$0.19	$0.46
June 30, 2009	$2.50	$0.44	$1.28
September 30, 2009	$7.44	$1.17	$6.81
December 31, 2009	$11.24	$5.35	$10.84
March 31, 2010	$13.30	$9.23	$11.88
June 3, 2010*	$14.10	$9.27	$11.97

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DAN

Initial price: $11.97

Protection level: 75.00%

Protection price: $8.98

Physical delivery amount: 83($1,000/Initial price)

Fractional shares: 0.542189

Coupon: 18.50% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.42

FWP-29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	18.50%		100.00%
+ 90%	18.50%		90.00%
+ 80%	18.50%		80.00%
+ 70%	18.50%		70.00%
+ 60%	18.50%		60.00%
+ 50%	18.50%		50.00%
+ 40%	18.50%		40.00%
+ 30%	18.50%		30.00%
+ 20%	18.50%		20.00%
+ 10%	18.50%		10.00%
+ 5%	18.50%		5.00%

0%	18.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	18.50%	13.50%	-5.00%
- 10%	18.50%	8.50%	-10.00%
- 20%	18.50%	-1.50%	-20.00%
- 30%	N/A	-11.50%	-30.00%
- 40%	N/A	-21.50%	-40.00%
- 50%	N/A	-31.50%	-50.00%
- 60%	N/A	-41.50%	-60.00%
- 70%	N/A	-51.50%	-70.00%
- 80%	N/A	-61.50%	-80.00%
- 90%	N/A	-71.50%	-90.00%
- 100%	N/A	-81.50%	-100.00%

FWP-30

Deere & Co.

According to publicly available information, Deere & Co. (the “Company”) has operations which are categorized into three major business segments. The agriculture and turf segment, created by combining the former agricultural equipment and commercial and consumer equipment segments, manufactures and distributes a full line of farm and turf equipment and related service parts—including large, medium and utility tractors; loaders; combines, cotton and sugarcane harvesters and related front-end equipment and sugarcane loaders; tillage, seeding and application equipment, including sprayers, nutrient management and soil preparation machinery; hay and forage equipment, including self-propelled forage harvesters and attachments, balers and mowers; turf and utility equipment, including riding lawn equipment and walk-behind mowers, golf course equipment, utility vehicles, and commercial mowing equipment, along with a broad line of associated implements; integrated agricultural management systems technology; precision agricultural irrigation equipment and supplies; landscape and nursery products; and other outdoor power products.

The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments.

The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets.

The credit segment primarily finances sales and leases by John Deere dealers of new and used agriculture and turf equipment and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The Company’s worldwide agriculture and turf operations and construction and forestry operations are sometimes referred to as the “Equipment Operations.” The credit and certain miscellaneous service operations are sometimes referred to as “Financial Services.”

The linked share’s SEC file number is 01-04121.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
December 31, 2008	$49.00	$28.55	$38.32
March 31, 2009	$46.73	$24.52	$32.87
June 30, 2009	$47.98	$31.88	$39.95
September 30, 2009	$47.03	$34.91	$42.92
December 31, 2009	$56.87	$40.29	$54.09
March 31, 2010	$62.08	$48.34	$59.46
June 3, 2010*	$63.67	$52.77	$59.67

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

FWP-31

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $59.67

Protection level: 75.00%

Protection price: $44.75

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.758840

Coupon: 8.00% per annum

Maturity: June 30, 2011

Dividend yield: 1.96% per annum

Coupon amount monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		101.96%
+ 90%	8.00%		91.96%
+ 80%	8.00%		81.96%
+ 70%	8.00%		71.96%
+ 60%	8.00%		61.96%
+ 50%	8.00%		51.96%
+ 40%	8.00%		41.96%
+ 30%	8.00%		31.96%
+ 20%	8.00%		21.96%
+ 10%	8.00%		11.96%
+ 5%	8.00%		6.96%

0%	8.00%		1.96%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-3.04%
- 10%	8.00%	-2.00%	-8.04%
- 20%	8.00%	-12.00%	-18.04%
- 30%	N/A	-22.00%	-28.04%
- 40%	N/A	-32.00%	-38.04%
- 50%	N/A	-42.00%	-48.04%
- 60%	N/A	-52.00%	-58.04%
- 70%	N/A	-62.00%	-68.04%
- 80%	N/A	-72.00%	-78.04%
- 90%	N/A	-82.00%	-88.04%
- 100%	N/A	-92.00%	-98.04%

FWP-32

General Electric Company

According to publicly available information, General Electric Company (the “Company”) is one of the largest and most diversified technology, media, and financial services corporations in the world. With products and services ranging from aircraft engines, power generation, water processing, and security technology to medical imaging, business and consumer financing, media content and industrial products, the Company serves customers in more than 100 countries worldwide as of December 31, 2009.

The Company’s operating segments include Energy Infrastructure, Technology Infrastructure, NBC Universal, Capital Finance and Consumer & Industrial.

The linked share’s SEC file number is: 001-00035.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$33.49	$29.55	$32.40
September 30, 2004	$34.53	$31.43	$33.58
December 31, 2004	$37.72	$32.66	$36.50
March 31, 2005	$36.88	$34.97	$36.06
June 30, 2005	$37.34	$34.15	$34.65
September 30, 2005	$35.78	$32.85	$33.67
December 30, 2005	$36.33	$32.67	$35.05
March 31, 2006	$35.55	$32.22	$34.78
June 30, 2006	$35.24	$32.78	$32.96
September 29, 2006	$35.65	$32.06	$35.30
December 29, 2006	$38.49	$34.62	$37.21
March 30, 2007	$38.28	$33.90	$35.36
June 29, 2007	$39.77	$34.55	$38.28
September 28, 2007	$42.07	$36.20	$41.40
December 31, 2007	$42.15	$36.07	$37.07
March 31, 2008	$37.74	$31.65	$37.01
June 30, 2008	$38.52	$26.16	$26.69
September 30, 2008	$30.39	$22.19	$25.50
December 31, 2008	$25.75	$12.58	$16.20
March 31, 2009	$17.22	$5.87	$10.11
June 30, 2009	$14.55	$9.80	$11.72
September 30, 2009	$17.52	$10.50	$16.42
December 31, 2009	$16.87	$14.15	$15.13
March 31, 2010	$18.93	$15.15	$18.20
June 3, 2010*	$19.70	$15.25	$16.45

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GE

Initial price: $16.45

Protection level: 80.00%

Protection price: $13.16

Physical delivery amount: 60($1,000/Initial price)

Fractional shares: 0.790274

Coupon: 8.20% per annum

Maturity: June 30, 2011

Dividend yield: 2.55% per annum

Coupon amount monthly: $6.83

FWP-33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.20%		102.55%
+ 90%	8.20%		92.55%
+ 80%	8.20%		82.55%
+ 70%	8.20%		72.55%
+ 60%	8.20%		62.55%
+ 50%	8.20%		52.55%
+ 40%	8.20%		42.55%
+ 30%	8.20%		32.55%
+ 20%	8.20%		22.55%
+ 10%	8.20%		12.55%
+ 5%	8.20%		7.55%

0%	8.20%		2.55%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.20%	3.20%	-2.45%
- 10%	8.20%	-1.80%	-7.45%
- 20%	8.20%	-11.80%	-17.45%
- 30%	N/A	-21.80%	-27.45%
- 40%	N/A	-31.80%	-37.45%
- 50%	N/A	-41.80%	-47.45%
- 60%	N/A	-51.80%	-57.45%
- 70%	N/A	-61.80%	-67.45%
- 80%	N/A	-71.80%	-77.45%
- 90%	N/A	-81.80%	-87.45%
- 100%	N/A	-91.80%	-97.45%

FWP-34

Genworth Financial, Inc.

According to publicly available information, Genworth Financial, Inc. (the “Company”) is a financial security company dedicated to providing insurance, wealth management, investment and financial solutions to more than 15 million customers.

As of December 31, 2009, the Company has approximately 6,000 employees and is headquartered in Richmond, Virginia.

The SEC file number of the linked share (Class A Common Stock) is 001-32195.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$23.03	$18.75	$22.95
September 30, 2004	$23.99	$20.75	$23.30
December 31, 2004	$27.84	$22.77	$27.00
March 31, 2005	$29.74	$25.72	$27.52
June 30, 2005	$31.00	$26.80	$30.23
September 30, 2005	$33.49	$29.27	$32.24
December 30, 2005	$35.25	$29.73	$34.58
March 31, 2006	$35.13	$31.54	$33.43
June 30, 2006	$35.22	$31.00	$34.84
September 29, 2006	$36.37	$32.96	$35.01
December 29, 2006	$36.47	$32.18	$34.21
March 30, 2007	$37.16	$33.69	$34.94
June 29, 2007	$37.00	$34.05	$34.40
September 28, 2007	$35.20	$26.50	$30.73
December 31, 2007	$31.99	$23.26	$25.45
March 31, 2008	$25.57	$19.75	$22.64
June 30, 2008	$24.88	$17.70	$17.81
September 30, 2008	$19.60	$3.51	$8.61
December 31, 2008	$8.32	$0.71	$2.83
March 31, 2009	$3.38	$0.78	$1.90
June 30, 2009	$7.41	$1.76	$6.99
September 30, 2009	$13.68	$5.02	$11.95
December 31, 2009	$12.40	$8.38	$11.35
March 31, 2010	$18.70	$11.52	$18.34
June 3, 2010*	$19.36	$12.98	$15.64

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GNW

Initial price: $15.64

Protection level: 65.00%

Protection price: $10.17

Physical delivery amount: 63($1,000/Initial price)

Fractional shares: 0.938619

Coupon: 13.30% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.08

FWP-35

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	13.30%		100.00%
+ 90%	13.30%		90.00%
+ 80%	13.30%		80.00%
+ 70%	13.30%		70.00%
+ 60%	13.30%		60.00%
+ 50%	13.30%		50.00%
+ 40%	13.30%		40.00%
+ 30%	13.30%		30.00%
+ 20%	13.30%		20.00%
+ 10%	13.30%		10.00%
+ 5%	13.30%		5.00%

0%	13.30%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.30%	8.30%	-5.00%
- 10%	13.30%	3.30%	-10.00%
- 20%	13.30%	-6.70%	-20.00%
- 30%	13.30%	-16.70%	-30.00%
- 40%	N/A	-26.70%	-40.00%
- 50%	N/A	-36.70%	-50.00%
- 60%	N/A	-46.70%	-60.00%
- 70%	N/A	-56.70%	-70.00%
- 80%	N/A	-66.70%	-80.00%
- 90%	N/A	-76.70%	-90.00%
- 100%	N/A	-86.70%	-100.00%

FWP-36

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 001-03492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 28, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
September 30, 2008	$55.38	$29.00	$32.39
December 31, 2008	$31.97	$12.80	$18.18
March 31, 2009	$21.47	$14.68	$15.47
June 30, 2009	$24.76	$14.82	$20.70
September 30, 2009	$28.58	$18.11	$27.12
December 31, 2009	$32.00	$25.50	$30.09
March 31, 2010	$34.87	$27.71	$30.13
June 3, 2010*	$35.22	$21.10	$23.63

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $23.63

Protection level: 70.00%

Protection price: $16.54

Physical delivery amount: 42($1,000/Initial price)

Fractional shares: 0.319086

Coupon: 11.20% per annum

Maturity: June 30, 2011

Dividend yield: 1.55% per annum

Coupon amount monthly: $9.33

FWP-37

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.20%		101.55%
+ 90%	11.20%		91.55%
+ 80%	11.20%		81.55%
+ 70%	11.20%		71.55%
+ 60%	11.20%		61.55%
+ 50%	11.20%		51.55%
+ 40%	11.20%		41.55%
+ 30%	11.20%		31.55%
+ 20%	11.20%		21.55%
+ 10%	11.20%		11.55%
+ 5%	11.20%		6.55%

0%	11.20%		1.55%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.20%	6.20%	-3.45%
- 10%	11.20%	1.20%	-8.45%
- 20%	11.20%	-8.80%	-18.45%
- 30%	11.20%	-18.80%	-28.45%
- 40%	N/A	-28.80%	-38.45%
- 50%	N/A	-38.80%	-48.45%
- 60%	N/A	-48.80%	-58.45%
- 70%	N/A	-58.80%	-68.45%
- 80%	N/A	-68.80%	-78.45%
- 90%	N/A	-78.80%	-88.45%
- 100%	N/A	-88.80%	-98.45%

FWP-38

KeyCorp

According to publicly available information, KeyCorp (the “Company”) is headquartered in Cleveland, Ohio and it is a bank holding company and a financial holding company. The Company has consolidated total assets of $93.3 billion at December 31, 2009. The Company provides a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients.

As of December 31, 2009, the Company employed approximately 16,698 full-time employees.

The linked share’s SEC file number is 001-11302.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$32.27	$28.23	$29.89
September 30, 2004	$32.02	$29.00	$31.60
December 31, 2004	$34.50	$31.35	$33.90
March 31, 2005	$34.05	$31.02	$32.45
June 30, 2005	$33.79	$31.52	$33.15
September 30, 2005	$34.99	$31.65	$32.25
December 30, 2005	$34.05	$30.10	$32.93
March 31, 2006	$37.67	$32.96	$36.80
June 30, 2006	$38.31	$34.24	$35.68
September 29, 2006	$38.15	$34.48	$37.44
December 29, 2006	$38.62	$35.73	$38.03
March 30, 2007	$39.90	$35.94	$37.47
June 29, 2007	$38.95	$34.15	$34.33
September 28, 2007	$37.09	$31.38	$32.33
December 31, 2007	$34.05	$21.56	$23.45
March 31, 2008	$27.23	$20.19	$21.95
June 30, 2008	$26.12	$10.80	$10.98
September 30, 2008	$16.00	$7.94	$11.94
December 31, 2008	$15.20	$4.99	$8.52
March 31, 2009	$9.31	$4.84	$7.87
June 30, 2009	$9.81	$4.46	$5.24
September 30, 2009	$7.06	$4.40	$6.50
December 31, 2009	$6.85	$5.29	$5.55
March 31, 2010	$8.18	$5.65	$7.75
June 3, 2010*	$9.84	$7.18	$8.17

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KEY

Initial price: $8.17

Protection level: 70.00%

Protection price: $5.72

Physical delivery amount: 122($1,000/Initial price)

Fractional shares: 0.399021

Coupon: 12.10% per annum

Maturity: June 30, 2011

Dividend yield: 0.51% per annum

Coupon amount monthly: $10.08

FWP-39

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.10%		100.51%
+ 90%	12.10%		90.51%
+ 80%	12.10%		80.51%
+ 70%	12.10%		70.51%
+ 60%	12.10%		60.51%
+ 50%	12.10%		50.51%
+ 40%	12.10%		40.51%
+ 30%	12.10%		30.51%
+ 20%	12.10%		20.51%
+ 10%	12.10%		10.51%
+ 5%	12.10%		5.51%

0%	12.10%		0.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.10%	7.10%	-4.49%
- 10%	12.10%	2.10%	-9.49%
- 20%	12.10%	-7.90%	-19.49%
- 30%	12.10%	-17.90%	-29.49%
- 40%	N/A	-27.90%	-39.49%
- 50%	N/A	-37.90%	-49.49%
- 60%	N/A	-47.90%	-59.49%
- 70%	N/A	-57.90%	-69.49%
- 80%	N/A	-67.90%	-79.49%
- 90%	N/A	-77.90%	-89.49%
- 100%	N/A	-87.90%	-99.49%

FWP-40

Lincoln National Corp.

According to publicly available information, Lincoln National Corp. (the “Company”) is a holding company, which operates multiple insurance and investment management businesses through subsidiary companies. Through the Company’s business segments, the Company sells a wide range of wealth protection, accumulation and retirement income products and solutions. The Company was organized under the laws of the state of Indiana in 1968. The Company currently maintains its principal executive offices in Radnor, Pennsylvania, which were previously located in Philadelphia, Pennsylvania. As of December 31, 2009, the Company had consolidated assets of $177.4 billion and consolidated stockholders’ equity of $11.7 billion.

The linked share’s SEC file number is 01-06028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$50.38	$43.26	$47.25
September 30, 2004	$47.50	$41.90	$47.00
December 31, 2004	$48.70	$40.79	$46.68
March 31, 2005	$49.42	$44.36	$45.14
June 30, 2005	$47.77	$41.59	$46.92
September 30, 2005	$52.42	$46.59	$52.02
December 30, 2005	$54.40	$46.94	$53.03
March 31, 2006	$57.96	$52.00	$54.59
June 30, 2006	$60.51	$54.30	$56.44
September 29, 2006	$63.47	$53.94	$62.08
December 29, 2006	$66.72	$61.74	$66.40
March 30, 2007	$71.18	$64.29	$67.79
June 29, 2007	$74.72	$66.90	$70.95
September 28, 2007	$72.27	$54.42	$65.97
December 31, 2007	$69.68	$55.86	$58.22
March 31, 2008	$58.11	$45.64	$52.00
June 30, 2008	$56.78	$45.18	$45.32
September 30, 2008	$59.20	$39.99	$42.81
December 31, 2008	$43.20	$4.76	$18.84
March 31, 2009	$25.57	$4.90	$6.69
June 30, 2009	$19.99	$5.53	$17.21
September 30, 2009	$27.82	$14.35	$25.91
December 31, 2009	$28.09	$21.99	$24.88
March 31, 2010	$30.74	$22.52	$30.70
June 3, 2010*	$33.55	$23.87	$27.28

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LNC

Initial price: $27.28

Protection level: 65.00%

Protection price: $17.73

Physical delivery amount: 36($1,000/Initial price)

Fractional shares: 0.656891

Coupon: 11.40% per annum

Maturity: June 30, 2011

Dividend yield: 0.16% per annum

Coupon amount monthly: $9.50

FWP-41

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.40%		100.16%
+ 90%	11.40%		90.16%
+ 80%	11.40%		80.16%
+ 70%	11.40%		70.16%
+ 60%	11.40%		60.16%
+ 50%	11.40%		50.16%
+ 40%	11.40%		40.16%
+ 30%	11.40%		30.16%
+ 20%	11.40%		20.16%
+ 10%	11.40%		10.16%
+ 5%	11.40%		5.16%

0%	11.40%		0.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.40%	6.40%	-4.84%
- 10%	11.40%	1.40%	-9.84%
- 20%	11.40%	-8.60%	-19.84%
- 30%	11.40%	-18.60%	-29.84%
- 40%	N/A	-28.60%	-39.84%
- 50%	N/A	-38.60%	-49.84%
- 60%	N/A	-48.60%	-59.84%
- 70%	N/A	-58.60%	-69.84%
- 80%	N/A	-68.60%	-79.84%
- 90%	N/A	-78.60%	-89.84%
- 100%	N/A	-88.60%	-99.84%

FWP-42

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, The Sands Expo and Convention Center and The Congress Center in Las Vegas, Nevada, and the Sands Macao and The Venetian Macao Resort Hotel in Macao, China. In addition, the Company is also developing Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks, an integrated resort in Bethlehem, Pennsylvania. The Company is exploring the possibility of developing and operating integrated resorts in additional Asian and U.S. jurisdictions, and in Europe.

The Company was incorporated as a Nevada corporation in August 2004. As of December 31, 2009, the Company directly employs approximately 27,000 employees worldwide.

The linked share’s SEC file number is 001-32373.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$53.70	$41.75	$48.00
March 31, 2005	$51.40	$41.47	$45.00
June 30, 2005	$45.32	$33.13	$35.75
September 30, 2005	$40.73	$30.97	$32.91
December 30, 2005	$46.44	$29.08	$39.47
March 31, 2006	$58.02	$38.44	$56.66
June 30, 2006	$78.90	$54.68	$77.86
September 29, 2006	$77.86	$57.71	$68.35
December 29, 2006	$97.25	$66.06	$89.48
March 30, 2007	$109.45	$81.01	$86.61
June 29, 2007	$91.91	$71.24	$76.39
September 28, 2007	$142.75	$75.56	$133.42
December 31, 2007	$148.76	$102.50	$103.05
March 31, 2008	$105.35	$70.00	$73.64
June 30, 2008	$83.13	$45.30	$47.44
September 30, 2008	$59.00	$30.56	$36.11
December 31, 2008	$37.00	$2.89	$5.93
March 31, 2009	$9.15	$1.38	$3.01
June 30, 2009	$11.84	$3.08	$7.86
September 30, 2009	$20.73	$6.32	$16.84
December 31, 2009	$18.83	$12.95	$14.94
March 31, 2010	$22.49	$14.89	$21.15
June 3, 2010*	$26.56	$18.09	$24.93

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LVS

Initial price: $24.93

Protection level: 65.00%

Protection price: $16.20

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.112314

Coupon: 17.00% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.17

FWP-43

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	17.00%		100.00%
+ 90%	17.00%		90.00%
+ 80%	17.00%		80.00%
+ 70%	17.00%		70.00%
+ 60%	17.00%		60.00%
+ 50%	17.00%		50.00%
+ 40%	17.00%		40.00%
+ 30%	17.00%		30.00%
+ 20%	17.00%		20.00%
+ 10%	17.00%		10.00%
+ 5%	17.00%		5.00%

0%	17.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	17.00%	12.00%	-5.00%
- 10%	17.00%	7.00%	-10.00%
- 20%	17.00%	-3.00%	-20.00%
- 30%	17.00%	-13.00%	-30.00%
- 40%	N/A	-23.00%	-40.00%
- 50%	N/A	-33.00%	-50.00%
- 60%	N/A	-43.00%	-60.00%
- 70%	N/A	-53.00%	-70.00%
- 80%	N/A	-63.00%	-80.00%
- 90%	N/A	-73.00%	-90.00%
- 100%	N/A	-83.00%	-100.00%

FWP-44

MetLife, Inc.

According to publicly available information, MetLife, Inc. (the “Company”) is a Delaware corporation incorporated in 1999. As of December 31, 2009, the Company is one of the leading providers of individual insurance, employee benefits and financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. Through the Company’s subsidiaries and affiliates, they offer life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

The Company is one of the largest insurance and financial services companies in the United States. The Company franchises and brand names uniquely position us to be the preeminent provider of protection and savings and investment products in the United States. In addition, the Company’s international operations are focused on markets where the demand for insurance and savings and investment products is expected to grow rapidly in the future.

The linked share’s SEC file number is 001-15787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$36.70	$32.60	$35.85
September 30, 2004	$38.91	$33.65	$38.65
December 31, 2004	$41.27	$32.99	$40.51
March 31, 2005	$41.80	$38.29	$39.10
June 30, 2005	$45.83	$37.29	$44.94
September 30, 2005	$50.25	$44.97	$49.83
December 30, 2005	$52.57	$46.40	$49.00
March 31, 2006	$52.07	$48.14	$48.37
June 30, 2006	$53.48	$48.00	$51.21
September 29, 2006	$57.80	$49.33	$56.68
December 29, 2006	$59.86	$56.08	$59.01
March 30, 2007	$66.25	$58.74	$63.15
June 29, 2007	$69.35	$62.80	$64.48
September 28, 2007	$70.27	$58.49	$69.73
December 31, 2007	$71.23	$59.73	$61.62
March 31, 2008	$62.53	$52.46	$60.26
June 30, 2008	$63.60	$52.61	$52.77
September 30, 2008	$65.45	$43.75	$56.00
December 31, 2008	$53.49	$15.73	$34.86
March 31, 2009	$37.38	$11.37	$22.77
June 30, 2009	$35.52	$21.27	$30.01
September 30, 2009	$41.45	$26.03	$38.07
December 31, 2009	$38.75	$32.16	$35.35
March 31, 2010	$43.63	$33.40	$43.34
June 3, 2010*	$47.75	$36.70	$41.37

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MET

Initial price: $41.37

Protection level: 75.00%

Protection price: $31.03

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.172105

Coupon: 9.30% per annum

Maturity: June 30, 2011

Dividend yield: 1.89% per annum

Coupon amount monthly: $7.75

FWP-45

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.30%		101.89%
+ 90%	9.30%		91.89%
+ 80%	9.30%		81.89%
+ 70%	9.30%		71.89%
+ 60%	9.30%		61.89%
+ 50%	9.30%		51.89%
+ 40%	9.30%		41.89%
+ 30%	9.30%		31.89%
+ 20%	9.30%		21.89%
+ 10%	9.30%		11.89%
+ 5%	9.30%		6.89%

0%	9.30%		1.89%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.30%	4.30%	-3.11%
- 10%	9.30%	-0.70%	-8.11%
- 20%	9.30%	-10.70%	-18.11%
- 30%	N/A	-20.70%	-28.11%
- 40%	N/A	-30.70%	-38.11%
- 50%	N/A	-40.70%	-48.11%
- 60%	N/A	-50.70%	-58.11%
- 70%	N/A	-60.70%	-68.11%
- 80%	N/A	-70.70%	-78.11%
- 90%	N/A	-80.70%	-88.11%
- 100%	N/A	-90.70%	-98.11%

FWP-46

MGM MIRAGE

According to publicly available information, MGM MIRAGE (the “Company”) is one a leading and respected company with significant holdings in gaming, hospitality and entertainment. The Company acts largely as a holding company with its operations conducted through wholly-owned subsidiaries. The Company primarily owns and operates casino resorts, which includes offering gaming, hotel, dining, entertainment, retail and other resort amenities. As of December 31, 2009, the Company had approximately 46,000 full-time employees and 16,000 part-time employees.

The linked share’s SEC file number is 001-10362.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$24.89	$20.50	$23.47
September 30, 2004	$25.07	$19.81	$24.83
December 31, 2004	$36.75	$24.58	$36.37
March 31, 2005	$39.80	$34.50	$35.41
June 30, 2005	$42.98	$32.58	$39.58
September 30, 2005	$46.75	$39.30	$43.77
December 30, 2005	$44.75	$35.30	$36.67
March 31, 2006	$43.43	$35.26	$43.09
June 30, 2006	$46.15	$38.14	$40.80
September 29, 2006	$40.92	$34.20	$39.49
December 29, 2006	$59.51	$39.82	$57.35
March 30, 2007	$75.28	$56.40	$69.52
June 29, 2007	$87.38	$61.17	$82.48
September 28, 2007	$91.15	$63.33	$89.44
December 31, 2007	$100.50	$80.50	$84.02
March 31, 2008	$84.92	$57.26	$58.77
June 30, 2008	$62.90	$33.00	$33.89
September 30, 2008	$38.49	$21.65	$28.50
December 31, 2008	$27.70	$8.00	$13.76
March 31, 2009	$16.89	$1.81	$2.33
June 30, 2009	$13.78	$2.34	$6.39
September 30, 2009	$14.25	$5.34	$12.04
December 31, 2009	$12.72	$8.54	$9.12
March 31, 2010	$12.86	$9.32	$12.00
June 3, 2010*	$16.66	$11.05	$12.75

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MGM

Initial price: $12.75

Protection level: 65.00%

Protection price: $8.29

Physical delivery amount: 78($1,000/Initial price)

Fractional shares: 0.431373

Coupon: 17.30% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.42

FWP-47

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	17.30%		100.00%
+ 90%	17.30%		90.00%
+ 80%	17.30%		80.00%
+ 70%	17.30%		70.00%
+ 60%	17.30%		60.00%
+ 50%	17.30%		50.00%
+ 40%	17.30%		40.00%
+ 30%	17.30%		30.00%
+ 20%	17.30%		20.00%
+ 10%	17.30%		10.00%
+ 5%	17.30%		5.00%

0%	17.30%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	17.30%	12.30%	-5.00%
- 10%	17.30%	7.30%	-10.00%
- 20%	17.30%	-2.70%	-20.00%
- 30%	17.30%	-12.70%	-30.00%
- 40%	N/A	-22.70%	-40.00%
- 50%	N/A	-32.70%	-50.00%
- 60%	N/A	-42.70%	-60.00%
- 70%	N/A	-52.70%	-70.00%
- 80%	N/A	-62.70%	-80.00%
- 90%	N/A	-72.70%	-90.00%
- 100%	N/A	-82.70%	-100.00%

FWP-48

McMoRan Exploration Co.

According to publicly available information, McMoRan Exploration Co (the “Company”) engages in the exploration, development and production of oil and natural gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area.

As of December 31, 2009, the Company’s estimated proved oil and natural gas reserves totalled 271.9 Bcfe, of which 66 percent represented natural gas reserves.

The linked share’s SEC file number is: 001-07791.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$17.56	$12.28	$15.58
September 30, 2004	$16.34	$12.43	$13.03
December 31, 2004	$19.17	$12.52	$18.70
March 31, 2005	$23.55	$16.00	$20.10
June 30, 2005	$22.20	$16.96	$19.51
September 30, 2005	$20.69	$16.86	$19.44
December 30, 2005	$20.31	$15.75	$19.77
March 31, 2006	$21.12	$16.77	$17.84
June 30, 2006	$19.63	$14.44	$17.60
September 29, 2006	$19.42	$16.60	$17.74
December 29, 2006	$18.46	$13.95	$14.22
March 30, 2007	$15.53	$11.03	$13.71
June 29, 2007	$15.72	$12.51	$14.00
September 28, 2007	$17.93	$12.96	$13.45
December 31, 2007	$15.80	$10.72	$13.09
March 31, 2008	$18.44	$12.50	$17.29
June 30, 2008	$35.50	$17.50	$27.52
September 30, 2008	$29.85	$19.58	$23.64
December 31, 2008	$23.25	$7.39	$9.80
March 31, 2009	$12.35	$3.14	$4.70
June 30, 2009	$7.71	$4.26	$5.96
September 30, 2009	$9.35	$4.72	$7.55
December 31, 2009	$9.78	$6.77	$8.02
March 31, 2010	$18.79	$8.21	$14.63
June 3, 2010*	$17.10	$8.63	$10.25

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MMR

Initial price: $10.25

Protection level: 65.00%

Protection price: $6.66

Physical delivery amount: 97($1,000/Initial price)

Fractional shares: 0.560976

Coupon: 18.70% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.58

FWP-49

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	18.70%		100.00%
+ 90%	18.70%		90.00%
+ 80%	18.70%		80.00%
+ 70%	18.70%		70.00%
+ 60%	18.70%		60.00%
+ 50%	18.70%		50.00%
+ 40%	18.70%		40.00%
+ 30%	18.70%		30.00%
+ 20%	18.70%		20.00%
+ 10%	18.70%		10.00%
+ 5%	18.70%		5.00%

0%	18.70%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	18.70%	13.70%	-5.00%
- 10%	18.70%	8.70%	-10.00%
- 20%	18.70%	-1.30%	-20.00%
- 30%	18.70%	-11.30%	-30.00%
- 40%	N/A	-21.30%	-40.00%
- 50%	N/A	-31.30%	-50.00%
- 60%	N/A	-41.30%	-60.00%
- 70%	N/A	-51.30%	-70.00%
- 80%	N/A	-61.30%	-80.00%
- 90%	N/A	-71.30%	-90.00%
- 100%	N/A	-81.30%	-100.00%

FWP-50

Melco Crown Entertainment Limited

According to publicly available information, Melco Crown Entertainment Limited (the “Company”) is a developer, owner and through its subsidiary Melco Crown Gaming, operator of casino gaming and entertainment resort facilities focused on the Macau market. The Company, through its operations, caters to a broad spectrum of potential gaming patrons, including patrons who seek the excitement of high stake rolling chip gaming, as well as more casual gaming patrons seeking a broader entertainment experience. The Company currently operates City of Dreams, an integrated urban entertainment resort development, Altira Macau, a luxurious casino and hotel experience, Mocha Clubs, focusing on mass market and casual gaming patrons, and Taipa Square casino, located on Taipa island.

The SEC file number of the linked share (American depositary share) is 001-33178.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$23.00	$18.89	$21.26
March 30, 2007	$22.34	$14.12	$16.14
June 29, 2007	$19.45	$11.29	$12.56
September 28, 2007	$17.00	$9.95	$16.50
December 31, 2007	$19.09	$11.34	$11.56
March 31, 2008	$13.23	$8.20	$11.38
June 30, 2008	$14.76	$9.00	$9.32
September 30, 2008	$9.63	$3.78	$3.99
December 31, 2008	$4.89	$2.31	$3.17
March 31, 2009	$4.65	$2.27	$3.28
June 30, 2009	$6.60	$3.32	$4.50
September 30, 2009	$8.45	$4.06	$6.96
December 31, 2009	$7.35	$3.26	$3.37
March 31, 2010	$5.37	$3.30	$4.82
June 3, 2010*	$5.68	$3.42	$4.25

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MPEL

Initial price: $4.25

Protection level: 65.00%

Protection price: $2.76

Physical delivery amount: 235($1,000/Initial price)

Fractional shares: 0.294118

Coupon: 14.90% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.42

FWP-51

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	14.90%		100.00%
+ 90%	14.90%		90.00%
+ 80%	14.90%		80.00%
+ 70%	14.90%		70.00%
+ 60%	14.90%		60.00%
+ 50%	14.90%		50.00%
+ 40%	14.90%		40.00%
+ 30%	14.90%		30.00%
+ 20%	14.90%		20.00%
+ 10%	14.90%		10.00%
+ 5%	14.90%		5.00%

0%	14.90%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	14.90%	9.90%	-5.00%
- 10%	14.90%	4.90%	-10.00%
- 20%	14.90%	-5.10%	-20.00%
- 30%	14.90%	-15.10%	-30.00%
- 40%	N/A	-25.10%	-40.00%
- 50%	N/A	-35.10%	-50.00%
- 60%	N/A	-45.10%	-60.00%
- 70%	N/A	-55.10%	-70.00%
- 80%	N/A	-65.10%	-80.00%
- 90%	N/A	-75.10%	-90.00%
- 100%	N/A	-85.10%	-100.00%

FWP-52

Mindray Medical International Limited

According to publicly available information, Mindray Medical International Limited (the “Company”) is a leading developer, manufacturer and marketer of medical devices worldwide. The Company maintains its global headquarters in Shenzhen, China and U.S. headquarters in Mahwah, New Jersey. The Company supplies a broad range of products internationally through three primary business segments, comprised of patient monitoring and life support products, in-vitro diagnostic products, and medical imaging systems.

As of December 31, 2009, the Company’s nationwide distribution and sales network in China consisted of more than 2,400 distributors and 1,200 sales and sales support personnel located in 30 offices in almost every province in China. The Company’s international distribution and sales network consisted of more than 1,500 distributors and more than 150 sales personnel based in the U.S., the United Kingdom, France and Germany.

The SEC file number of the linked share (American depositary share) is 001-33036.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	$17.70	$15.20	$16.69
December 29, 2006	$27.19	$15.60	$23.92
March 30, 2007	$29.30	$22.55	$23.81
June 29, 2007	$31.95	$22.76	$30.53
September 28, 2007	$42.95	$28.35	$42.95
December 31, 2007	$45.00	$33.00	$42.97
March 31, 2008	$43.75	$24.98	$28.94
June 30, 2008	$42.00	$29.15	$37.32
September 30, 2008	$44.41	$30.47	$33.73
December 31, 2008	$34.65	$12.33	$18.00
March 31, 2009	$24.86	$16.40	$18.51
June 30, 2009	$29.85	$18.00	$27.92
September 30, 2009	$34.49	$26.18	$32.64
December 31, 2009	$35.00	$28.42	$33.92
March 31, 2010	$40.35	$34.01	$36.42
June 3, 2010*	$39.39	$28.22	$28.72

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MR

Initial price: $28.72

Protection level: 80.00%

Protection price: $22.98

Physical delivery amount: 34($1,000/Initial price)

Fractional shares: 0.818942

Coupon: 9.50% per annum

Maturity: June 30, 2011

Dividend yield: 0.67% per annum

Coupon amount monthly: $7.92

FWP-53

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.67%
+ 90%	9.50%		90.67%
+ 80%	9.50%		80.67%
+ 70%	9.50%		70.67%
+ 60%	9.50%		60.67%
+ 50%	9.50%		50.67%
+ 40%	9.50%		40.67%
+ 30%	9.50%		30.67%
+ 20%	9.50%		20.67%
+ 10%	9.50%		10.67%
+ 5%	9.50%		5.67%

0%	9.50%		0.67%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-4.33%
- 10%	9.50%	-0.50%	-9.33%
- 20%	9.50%	-10.50%	-19.33%
- 30%	N/A	-20.50%	-29.33%
- 40%	N/A	-30.50%	-39.33%
- 50%	N/A	-40.50%	-49.33%
- 60%	N/A	-50.50%	-59.33%
- 70%	N/A	-60.50%	-69.33%
- 80%	N/A	-70.50%	-79.33%
- 90%	N/A	-80.50%	-89.33%
- 100%	N/A	-90.50%	-99.33%

FWP-54

NCR Corporation

According to publicly available information, NCR Corporation (the “Company”) is a global technology company that provides innovative products and services to help businesses build stronger relationships with their customers. The Company was originally incorporated in 1884.

As of December 31, 2009, the Company had approximately 21,500 employees and contractors.

The linked share’s SEC file number is 001-00395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$11.91	$10.48	$11.81
September 30, 2004	$12.50	$10.01	$11.81
December 31, 2004	$16.81	$11.52	$16.49
March 31, 2005	$18.98	$14.91	$16.07
June 30, 2005	$18.15	$15.42	$16.73
September 30, 2005	$17.51	$14.01	$15.20
December 30, 2005	$16.73	$13.86	$16.17
March 31, 2006	$20.38	$16.00	$19.90
June 30, 2006	$21.17	$16.22	$17.45
September 29, 2006	$18.86	$15.07	$18.80
December 29, 2006	$21.31	$18.13	$20.37
March 30, 2007	$23.49	$20.17	$22.75
June 29, 2007	$25.93	$22.36	$25.03
September 28, 2007	$26.68	$21.67	$23.72
December 31, 2007	$28.87	$22.56	$25.10
March 31, 2008	$25.08	$19.25	$22.83
June 30, 2008	$27.69	$22.99	$25.20
September 30, 2008	$28.09	$20.72	$22.05
December 31, 2008	$22.14	$12.24	$14.14
March 31, 2009	$15.23	$6.62	$7.95
June 30, 2009	$13.02	$7.75	$11.83
September 30, 2009	$14.35	$10.65	$13.82
December 31, 2009	$13.83	$9.18	$11.13
March 31, 2010	$14.30	$11.11	$13.80
June 3, 2010*	$15.99	$11.36	$13.24

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NCR

Initial price: $13.24

Protection level: 70.00%

Protection price: $9.27

Physical delivery amount: 75($1,000/Initial price)

Fractional shares: 0.528701

Coupon: 9.60% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.00

FWP-55

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.60%		100.00%
+ 90%	9.60%		90.00%
+ 80%	9.60%		80.00%
+ 70%	9.60%		70.00%
+ 60%	9.60%		60.00%
+ 50%	9.60%		50.00%
+ 40%	9.60%		40.00%
+ 30%	9.60%		30.00%
+ 20%	9.60%		20.00%
+ 10%	9.60%		10.00%
+ 5%	9.60%		5.00%

0%	9.60%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.60%	4.60%	-5.00%
- 10%	9.60%	-0.40%	-10.00%
- 20%	9.60%	-10.40%	-20.00%
- 30%	9.60%	-20.40%	-30.00%
- 40%	N/A	-30.40%	-40.00%
- 50%	N/A	-40.40%	-50.00%
- 60%	N/A	-50.40%	-60.00%
- 70%	N/A	-60.40%	-70.00%
- 80%	N/A	-70.40%	-80.00%
- 90%	N/A	-80.40%	-90.00%
- 100%	N/A	-90.40%	-100.00%

FWP-56

Netflix, Inc.

According to publicly available information, Netflix, Inc. (the “Company”) is an online movie rental subscription service providing approximately 12 million subscribers as of December 31, 2009. The Company offers nine subscription plans, starting at $4.99 a month. There are no due dates, no late fees and no shipping fees. Subscribers select titles at the Company’s website aided by its proprietary recommendation service, receive them on DVD by U.S. mail and return them to the Company at their convenience using its prepaid mailers. After a DVD has been returned, the Company mails the next available DVD in a subscriber’s queue.

The linked share’s SEC file number is 000-49802.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$38.62	$25.17	$35.95
September 30, 2004	$36.07	$13.85	$15.42
December 31, 2004	$19.60	$9.25	$12.33
March 31, 2005	$13.12	$8.91	$10.85
June 30, 2005	$19.27	$10.51	$16.41
September 30, 2005	$26.65	$16.00	$25.99
December 30, 2005	$30.25	$22.55	$27.06
March 31, 2006	$29.92	$23.09	$28.99
June 30, 2006	$33.12	$25.80	$27.21
September 29, 2006	$27.56	$18.14	$22.78
December 29, 2006	$30.00	$21.95	$25.86
March 30, 2007	$26.80	$20.30	$23.19
June 29, 2007	$25.99	$19.05	$19.39
September 28, 2007	$22.09	$15.62	$20.72
December 31, 2007	$29.14	$20.60	$26.62
March 31, 2008	$39.65	$20.38	$34.65
June 30, 2008	$40.90	$26.05	$26.07
September 30, 2008	$33.97	$26.40	$30.88
December 31, 2008	$30.66	$17.90	$29.89
March 31, 2009	$44.40	$28.78	$42.92
June 30, 2009	$50.24	$36.25	$41.34
September 30, 2009	$48.20	$37.93	$46.17
December 31, 2009	$61.65	$44.31	$55.14
March 31, 2010	$75.65	$48.52	$73.74
June 3, 2010*	$119.47	$73.62	$111.87

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NFLX

Initial price: $111.87

Protection level: 65.00%

Protection price: $72.72

Physical delivery amount: 8($1,000/Initial price)

Fractional shares: 0.938947

Coupon: 12.60% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.50

FWP-57

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.60%		100.00%
+ 90%	12.60%		90.00%
+ 80%	12.60%		80.00%
+ 70%	12.60%		70.00%
+ 60%	12.60%		60.00%
+ 50%	12.60%		50.00%
+ 40%	12.60%		40.00%
+ 30%	12.60%		30.00%
+ 20%	12.60%		20.00%
+ 10%	12.60%		10.00%
+ 5%	12.60%		5.00%

0%	12.60%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.60%	7.60%	-5.00%
- 10%	12.60%	2.60%	-10.00%
- 20%	12.60%	-7.40%	-20.00%
- 30%	12.60%	-17.40%	-30.00%
- 40%	N/A	-27.40%	-40.00%
- 50%	N/A	-37.40%	-50.00%
- 60%	N/A	-47.40%	-60.00%
- 70%	N/A	-57.40%	-70.00%
- 80%	N/A	-67.40%	-80.00%
- 90%	N/A	-77.40%	-90.00%
- 100%	N/A	-87.40%	-100.00%

FWP-58

NVIDIA Corporation

According to publicly available information, NVIDIA Corporation (the “Company”) engages in developing programmable graphics processor technologies. As of December 31, 2009, the Company’s products are designed to generate realistic, interactive graphics on consumer and professional computing devices. The Company serves the entertainment and consumer market with its GeForce products, the professional design and visualization market with its Quadro products, and the high-performance computing market with its Tesla products. The Company has four major product-line operating segments: the GPU Business, the professional solutions business, or PSB, the media and communications processor, or MCP, business, and the consumer products business, or CPB.

The Company was incorporated in California in April 1993 and reincorporated in Delaware in April 1998.

The linked share’s SEC file number is 000-23985.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$9.12	$6.43	$6.83
September 30, 2004	$6.91	$3.10	$4.84
December 31, 2004	$8.32	$4.36	$7.85
March 31, 2005	$9.86	$6.82	$7.92
June 30, 2005	$9.80	$6.97	$8.91
September 30, 2005	$11.53	$8.48	$11.43
December 30, 2005	$12.83	$10.17	$12.19
March 31, 2006	$19.41	$12.22	$19.09
June 30, 2006	$21.25	$12.75	$14.19
September 29, 2006	$20.83	$11.45	$19.73
December 29, 2006	$25.97	$18.45	$24.67
March 30, 2007	$25.01	$18.69	$19.19
June 29, 2007	$29.25	$18.85	$27.54
September 28, 2007	$37.20	$27.00	$36.24
December 31, 2007	$39.67	$29.11	$34.02
March 31, 2008	$34.14	$17.31	$19.79
June 30, 2008	$25.35	$17.61	$18.72
September 30, 2008	$18.78	$8.81	$10.71
December 31, 2008	$10.74	$5.75	$8.07
March 31, 2009	$10.70	$7.09	$9.86
June 30, 2009	$12.39	$8.33	$11.29
September 30, 2009	$16.57	$9.72	$15.03
December 31, 2009	$18.94	$11.56	$18.68
March 31, 2010	$18.95	$15.15	$17.38
June 3, 2010*	$18.12	$11.85	$12.69

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NVDA

Initial price: $12.69

Protection level: 70.00%

Protection price: $8.88

Physical delivery amount: 78($1,000/Initial price)

Fractional shares: 0.802206

Coupon: 9.90% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.25

FWP-59

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.90%		100.00%
+ 90%	9.90%		90.00%
+ 80%	9.90%		80.00%
+ 70%	9.90%		70.00%
+ 60%	9.90%		60.00%
+ 50%	9.90%		50.00%
+ 40%	9.90%		40.00%
+ 30%	9.90%		30.00%
+ 20%	9.90%		20.00%
+ 10%	9.90%		10.00%
+ 5%	9.90%		5.00%

0%	9.90%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.90%	4.90%	-5.00%
- 10%	9.90%	-0.10%	-10.00%
- 20%	9.90%	-10.10%	-20.00%
- 30%	9.90%	-20.10%	-30.00%
- 40%	N/A	-30.10%	-40.00%
- 50%	N/A	-40.10%	-50.00%
- 60%	N/A	-50.10%	-60.00%
- 70%	N/A	-60.10%	-70.00%
- 80%	N/A	-70.10%	-80.00%
- 90%	N/A	-80.10%	-90.00%
- 100%	N/A	-90.10%	-100.00%

FWP-60

Patriot Coal Corporation

According to publicly available information, Patriot Coal Corporation (the “Company”) is a leading producer of thermal coal in the eastern United States, with operations and coal reserves in Appalachia and the Illinois Basin. The Company is a leading U.S. producer of metallurgical quality coal. In 2009, the Company sold 32.8 million tons of coal, of which 83% was sold to domestic electric utilities and 17% was sold to domestic and global steel producers. The Company controls approximately 1.8 billion tons of proven and probable coal reserves, which include metallurgical coal and medium and high-Btu thermal coal, with low, medium and high sulphur content.

The linked share’s SEC file number is 001-33466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	$21.50	$13.58	$20.87
March 31, 2008	$28.89	$16.14	$23.49
June 30, 2008	$82.02	$23.13	$76.65
September 30, 2008	$77.65	$24.09	$29.05
December 31, 2008	$28.45	$5.24	$6.25
March 31, 2009	$9.00	$2.76	$3.71
June 30, 2009	$10.90	$3.51	$6.38
September 30, 2009	$14.12	$4.97	$11.76
December 31, 2009	$17.24	$10.21	$15.46
March 31, 2010	$22.25	$13.88	$20.46
June 3, 2010*	$24.25	$13.93	$16.69

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCX

Initial price: $16.69

Protection level: 65.00%

Protection price: $10.85

Physical delivery amount: 59($1,000/Initial price)

Fractional shares: 0.916117

Coupon: 17.30% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.42

FWP-61

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	17.30%		100.00%
+ 90%	17.30%		90.00%
+ 80%	17.30%		80.00%
+ 70%	17.30%		70.00%
+ 60%	17.30%		60.00%
+ 50%	17.30%		50.00%
+ 40%	17.30%		40.00%
+ 30%	17.30%		30.00%
+ 20%	17.30%		20.00%
+ 10%	17.30%		10.00%
+ 5%	17.30%		5.00%

0%	17.30%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	17.30%	12.30%	-5.00%
- 10%	17.30%	7.30%	-10.00%
- 20%	17.30%	-2.70%	-20.00%
- 30%	17.30%	-12.70%	-30.00%
- 40%	N/A	-22.70%	-40.00%
- 50%	N/A	-32.70%	-50.00%
- 60%	N/A	-42.70%	-60.00%
- 70%	N/A	-52.70%	-70.00%
- 80%	N/A	-62.70%	-80.00%
- 90%	N/A	-72.70%	-90.00%
- 100%	N/A	-82.70%	-100.00%

FWP-62

Prudential Financial, Inc.

According to publicly available information, Prudential Financial, Inc. (the “Company”) is a financial services company with approximately $667 billion of assets under management as of December 31, 2009. The Company has operations in the United States, Asia, Europe and Latin America. Through its subsidiaries and affiliates, the Company offers a wide array of financial products and services, including life insurance, annuities, mutual funds, pension and retirement-related services and administration, asset management, banking and trust services, real estate brokerage and relocation services, and, through a joint venture, retail securities brokerage services. The Company provides these products and services to individual and institutional customers through one of the largest distribution networks in the financial services industry.

The linked share’s SEC file number is 001-16707.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$46.70	$40.14	$46.47
September 30, 2004	$48.66	$43.87	$47.04
December 31, 2004	$55.62	$42.40	$54.96
March 31, 2005	$59.62	$52.07	$57.40
June 30, 2005	$66.83	$54.64	$65.66
September 30, 2005	$69.40	$62.40	$67.56
December 30, 2005	$78.62	$63.26	$73.19
March 31, 2006	$77.87	$73.10	$75.81
June 30, 2006	$80.30	$73.61	$77.70
September 29, 2006	$79.30	$71.28	$76.25
December 29, 2006	$87.17	$75.75	$85.86
March 30, 2007	$93.26	$85.38	$90.26
June 29, 2007	$103.27	$89.88	$97.23
September 28, 2007	$99.10	$81.61	$97.58
December 31, 2007	$101.44	$89.27	$93.04
March 31, 2008	$93.14	$65.68	$78.25
June 30, 2008	$83.75	$59.10	$59.74
September 30, 2008	$88.00	$54.70	$72.00
December 31, 2008	$70.41	$13.10	$30.26
March 31, 2009	$35.95	$10.65	$19.02
June 30, 2009	$46.39	$18.20	$37.22
September 30, 2009	$55.98	$32.25	$49.91
December 31, 2009	$52.95	$43.41	$49.76
March 31, 2010	$60.52	$46.35	$60.50
June 3, 2010*	$66.80	$52.42	$59.31

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PRU

Initial price: $59.31

Protection level: 75.00%

Protection price: $44.48

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.860563

Coupon: 9.20% per annum

Maturity: June 30, 2011

Dividend yield: 1.24% per annum

Coupon amount monthly: $7.67

FWP-63

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.20%		101.24%
+ 90%	9.20%		91.24%
+ 80%	9.20%		81.24%
+ 70%	9.20%		71.24%
+ 60%	9.20%		61.24%
+ 50%	9.20%		51.24%
+ 40%	9.20%		41.24%
+ 30%	9.20%		31.24%
+ 20%	9.20%		21.24%
+ 10%	9.20%		11.24%
+ 5%	9.20%		6.24%

0%	9.20%		1.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.20%	4.20%	-3.76%
- 10%	9.20%	-0.80%	-8.76%
- 20%	9.20%	-10.80%	-18.76%
- 30%	N/A	-20.80%	-28.76%
- 40%	N/A	-30.80%	-38.76%
- 50%	N/A	-40.80%	-48.76%
- 60%	N/A	-50.80%	-58.76%
- 70%	N/A	-60.80%	-68.76%
- 80%	N/A	-70.80%	-78.76%
- 90%	N/A	-80.80%	-88.76%
- 100%	N/A	-90.80%	-98.76%

FWP-64

Plains Exploration & Production Company

According to publicly available information, Plains Exploration & Production Company (the “Company”) an independent oil and gas company primarily engaged in the activities of acquiring, developing, exploring and producing oil and gas properties primarily in the United States.

As of December 31, 2009, the Company had estimated proved reserves of 359.5 million barrels of oil equivalent, of which 60% was comprised of oil and 64% was proved developed. As of December 31, 2009, and based on year-end 2009 reference prices as adjusted for location and quality differentials, the Company’s reserves had a standardized measure of $2.2 billion.

The linked share’s SEC file number is: 001-31470.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$20.79	$16.80	$18.35
September 30, 2004	$24.12	$18.17	$23.86
December 31, 2004	$28.40	$23.54	$26.00
March 31, 2005	$39.25	$24.00	$34.90
June 30, 2005	$37.66	$28.02	$35.53
September 30, 2005	$44.60	$34.47	$42.82
December 30, 2005	$46.66	$35.20	$39.73
March 31, 2006	$46.90	$36.58	$38.64
June 30, 2006	$42.54	$31.45	$40.54
September 29, 2006	$47.00	$39.72	$42.91
December 29, 2006	$49.37	$40.20	$47.53
March 30, 2007	$49.37	$43.00	$45.14
June 29, 2007	$54.30	$42.38	$47.81
September 28, 2007	$51.76	$35.31	$44.22
December 31, 2007	$56.48	$43.91	$54.00
March 31, 2008	$57.00	$40.73	$53.14
June 30, 2008	$79.86	$52.30	$72.97
September 30, 2008	$76.50	$30.64	$35.16
December 31, 2008	$35.05	$15.52	$23.24
March 31, 2009	$27.16	$15.25	$17.23
June 30, 2009	$32.87	$16.40	$27.36
September 30, 2009	$32.29	$23.49	$27.66
December 31, 2009	$31.60	$24.44	$27.66
March 31, 2010	$36.60	$28.12	$29.99
June 3, 2010*	$35.21	$19.28	$21.89

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PXP

Initial price: $21.89

Protection level: 65.00%

Protection price: $14.23

Physical delivery amount: 45($1,000/Initial price)

Fractional shares: 0.682960

Coupon: 10.40% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.67

FWP-65

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.40%		100.00%
+ 90%	10.40%		90.00%
+ 80%	10.40%		80.00%
+ 70%	10.40%		70.00%
+ 60%	10.40%		60.00%
+ 50%	10.40%		50.00%
+ 40%	10.40%		40.00%
+ 30%	10.40%		30.00%
+ 20%	10.40%		20.00%
+ 10%	10.40%		10.00%
+ 5%	10.40%		5.00%

0%	10.40%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.40%	5.40%	-5.00%
- 10%	10.40%	0.40%	-10.00%
- 20%	10.40%	-9.60%	-20.00%
- 30%	10.40%	-19.60%	-30.00%
- 40%	N/A	-29.60%	-40.00%
- 50%	N/A	-39.60%	-50.00%
- 60%	N/A	-49.60%	-60.00%
- 70%	N/A	-59.60%	-70.00%
- 80%	N/A	-69.60%	-80.00%
- 90%	N/A	-79.60%	-90.00%
- 100%	N/A	-89.60%	-100.00%

FWP-66

Rambus Inc.

According to publicly available information, Rambus Inc. (the “Company”), designs, develops and licenses chip interface technologies and architectures that are foundational to nearly all digital electronics products. The Company’s chip interface technologies are designed to improve the performance, power efficiency, time-to-market and cost-effectiveness of there customers’ semiconductor and system products for computing, gaming and graphics, consumer electronics and mobile applications.

As of December 31, 2009, the Company’s chip interface technologies are covered by more than 950 U.S. and foreign patents. Additionally, the Company has approximately 600 patent applications pending. These patents and patent applications cover important inventions in memory and logic chip interfaces, in addition to other technologies. The Company believes that our chip interface technologies provide there customers a means to achieve higher performance, improved power efficiency, lower risk, and greater cost-effectiveness in their semiconductor and system products.

The Company was founded in 1990 and reincorporated in Delaware in March 1997.

The linked share’s SEC file number is 0-22339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$29.69	$15.57	$17.77
September 30, 2004	$18.25	$12.37	$15.69
December 31, 2004	$27.85	$14.87	$23.00
March 31, 2005	$23.79	$12.95	$15.07
June 30, 2005	$16.13	$13.16	$13.38
September 30, 2005	$14.65	$10.22	$12.10
December 30, 2005	$17.98	$10.75	$16.19
March 31, 2006	$40.22	$17.50	$39.34
June 30, 2006	$46.98	$19.79	$22.81
September 29, 2006	$25.38	$10.25	$17.44
December 29, 2006	$23.83	$15.87	$18.93
March 30, 2007	$23.95	$17.32	$21.25
June 29, 2007	$22.00	$17.69	$17.98
September 28, 2007	$19.60	$12.05	$19.11
December 31, 2007	$22.20	$17.64	$20.94
March 31, 2008	$26.41	$14.64	$23.31
June 30, 2008	$24.85	$18.61	$19.07
September 30, 2008	$18.90	$12.29	$12.85
December 31, 2008	$16.59	$4.95	$15.92
March 31, 2009	$18.70	$5.99	$9.46
June 30, 2009	$19.64	$9.07	$15.49
September 30, 2009	$19.93	$14.33	$17.40
December 31, 2009	$25.54	$15.54	$24.40
March 31, 2010	$25.95	$19.98	$21.85
June 3, 2010*	$25.50	$21.03	$23.58

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RMBS

Initial price: $23.58

Protection level: 65.00%

Protection price: $15.33

Physical delivery amount: 42($1,000/Initial price)

Fractional shares: 0.408821

Coupon: 16.60% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.83

FWP-67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	16.60%		100.00%
+ 90%	16.60%		90.00%
+ 80%	16.60%		80.00%
+ 70%	16.60%		70.00%
+ 60%	16.60%		60.00%
+ 50%	16.60%		50.00%
+ 40%	16.60%		40.00%
+ 30%	16.60%		30.00%
+ 20%	16.60%		20.00%
+ 10%	16.60%		10.00%
+ 5%	16.60%		5.00%

0%	16.60%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	16.60%	11.60%	-5.00%
- 10%	16.60%	6.60%	-10.00%
- 20%	16.60%	-3.40%	-20.00%
- 30%	16.60%	-13.40%	-30.00%
- 40%	N/A	-23.40%	-40.00%
- 50%	N/A	-33.40%	-50.00%
- 60%	N/A	-43.40%	-60.00%
- 70%	N/A	-53.40%	-70.00%
- 80%	N/A	-63.40%	-80.00%
- 90%	N/A	-73.40%	-90.00%
- 100%	N/A	-83.40%	-100.00%

FWP-68

Saks Incorporated

According to publicly available information, Saks Incorporated (the "Company") is a Tennessee corporation first incorporated in 1919. The Company is primarily a fashion retail organization offering a wide assortment of distinctive luxury fashion apparel, shoes, accessories, jewelry, cosmetics, and gifts. The Company’s stores are principally free-standing stores in exclusive shopping destinations or anchor stores in upscale regional malls.

As of January 30, 2010, the Company employed approximately 12,400 associates, of which approximately 22% were employed on a part-time basis.

The linked share’s SEC file number is 001-13113.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$17.92	$13.70	$15.00
September 30, 2004	$15.01	$11.67	$12.05
December 31, 2004	$15.00	$11.71	$14.51
March 31, 2005	$18.20	$13.41	$18.05
June 30, 2005	$19.27	$16.46	$18.97
September 30, 2005	$24.58	$17.76	$18.50
December 30, 2005	$18.88	$15.73	$16.86
March 31, 2006	$20.48	$16.45	$19.30
June 30, 2006	$20.59	$15.04	$16.17
September 29, 2006	$17.47	$14.10	$17.28
December 29, 2006	$21.00	$16.46	$17.82
March 30, 2007	$21.17	$17.43	$20.84
June 29, 2007	$23.25	$19.00	$21.35
September 28, 2007	$22.05	$14.38	$17.15
December 31, 2007	$22.78	$16.99	$20.76
March 31, 2008	$20.98	$11.04	$12.47
June 30, 2008	$14.55	$10.90	$10.98
September 30, 2008	$12.30	$8.31	$9.25
December 31, 2008	$9.25	$2.68	$4.38
March 31, 2009	$5.05	$1.50	$1.87
June 30, 2009	$5.40	$1.75	$4.43
September 30, 2009	$7.44	$3.90	$6.82
December 31, 2009	$7.07	$5.37	$6.56
March 31, 2010	$9.57	$6.14	$8.60
June 3, 2010*	$10.65	$7.89	$9.14

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SKS

Initial price: $9.14

Protection level: 65.00%

Protection price: $5.94

Physical delivery amount: 109($1,000/Initial price)

Fractional shares: 0.409190

Coupon: 10.80% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.00

FWP-69

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.80%		100.00%
+ 90%	10.80%		90.00%
+ 80%	10.80%		80.00%
+ 70%	10.80%		70.00%
+ 60%	10.80%		60.00%
+ 50%	10.80%		50.00%
+ 40%	10.80%		40.00%
+ 30%	10.80%		30.00%
+ 20%	10.80%		20.00%
+ 10%	10.80%		10.00%
+ 5%	10.80%		5.00%

0%	10.80%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.80%	5.80%	-5.00%
- 10%	10.80%	0.80%	-10.00%
- 20%	10.80%	-9.20%	-20.00%
- 30%	10.80%	-19.20%	-30.00%
- 40%	N/A	-29.20%	-40.00%
- 50%	N/A	-39.20%	-50.00%
- 60%	N/A	-49.20%	-60.00%
- 70%	N/A	-59.20%	-70.00%
- 80%	N/A	-69.20%	-80.00%
- 90%	N/A	-79.20%	-90.00%
- 100%	N/A	-89.20%	-100.00%

FWP-70

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2009, the Company employed approximately 77,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 001-04601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 28, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 30, 2008	$110.11	$85.75	$107.43
September 30, 2008	$111.91	$73.53	$78.09
December 31, 2008	$78.00	$37.24	$42.33
March 31, 2009	$49.25	$35.05	$40.62
June 30, 2009	$63.78	$39.13	$54.11
September 30, 2009	$63.00	$48.13	$59.60
December 31, 2009	$71.10	$56.00	$65.09
March 31, 2010	$72.00	$59.43	$63.46
June 3, 2010*	$73.99	$51.67	$56.63

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $56.63

Protection level: 70.00%

Protection price: $39.64

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.658485

Coupon: 9.10% per annum

Maturity: June 30, 2011

Dividend yield: 1.50% per annum

Coupon amount monthly: $7.58

FWP-71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.10%		101.50%
+ 90%	9.10%		91.50%
+ 80%	9.10%		81.50%
+ 70%	9.10%		71.50%
+ 60%	9.10%		61.50%
+ 50%	9.10%		51.50%
+ 40%	9.10%		41.50%
+ 30%	9.10%		31.50%
+ 20%	9.10%		21.50%
+ 10%	9.10%		11.50%
+ 5%	9.10%		6.50%

0%	9.10%		1.50%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.10%	4.10%	-3.50%
- 10%	9.10%	-0.90%	-8.50%
- 20%	9.10%	-10.90%	-18.50%
- 30%	9.10%	-20.90%	-28.50%
- 40%	N/A	-30.90%	-38.50%
- 50%	N/A	-40.90%	-48.50%
- 60%	N/A	-50.90%	-58.50%
- 70%	N/A	-60.90%	-68.50%
- 80%	N/A	-70.90%	-78.50%
- 90%	N/A	-80.90%	-88.50%
- 100%	N/A	-90.90%	-98.50%

FWP-72

Silver Wheaton Corp.

According to publicly available information, Silver Wheaton Corp. (the “Company”) is the largest silver streaming company in the world as of December 31, 2009. The Company has entered into nine long-term silver purchase agreements with Goldcorp (Luismin mines and Peñasquito mine in Mexico), Lundin Mining (Zinkgruvan mine in Sweden), Glencore (Yauliyacu mine in Peru), Hellas Gold (Stratoni mine in Greece), Mercator (Mineral Park mine in Arizona, USA), Farallon (Campo Morado mine in Mexico), Aurcana (La Negra mine in Mexico), and Alexco (Keno Hill property in Canada) whereby the Company acquires silver production from the counterparties at a price of $3.90 per ounce, subject to inflationary adjustments. As a result, the primary drivers of the Company’s financial results are the volume of silver production at the various mines and the price of silver.

Silver Wheaton is listed on the New York Stock Exchange (symbol: SLW) and the Toronto Stock Exchange (symbol: SLW). In addition, the Company has share purchase warrants that trade on the Toronto Stock Exchange.

The Company is located in Canada and its main office is at Suite 3150-666 Burrard Street, Vancouver BC V6C 2X8 as of December 31, 2009.

The linked shares’ SEC file number is 333-121627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	$11.26	$6.80	$9.42
September 29, 2006	$12.21	$8.17	$9.44
December 29, 2006	$12.07	$7.95	$10.48
March 30, 2007	$11.15	$8.83	$9.48
June 29, 2007	$12.47	$9.30	$11.69
September 28, 2007	$14.91	$9.72	$14.02
December 31, 2007	$18.30	$13.12	$16.97
March 31, 2008	$19.53	$14.25	$15.53
June 30, 2008	$17.60	$12.56	$14.65
September 30, 2008	$15.93	$7.66	$8.15
December 31, 2008	$8.65	$2.51	$6.49
March 31, 2009	$8.81	$4.88	$8.23
June 30, 2009	$10.97	$7.07	$8.24
September 30, 2009	$13.33	$7.12	$12.59
December 31, 2009	$17.44	$11.67	$15.02
March 31, 2010	$17.80	$13.04	$15.68
June 3, 2010*	$21.58	$15.96	$18.73

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLW

Initial price: $18.73

Protection level: 65.00%

Protection price: $12.17

Physical delivery amount: 53($1,000/Initial price)

Fractional shares: 0.390283

Coupon: 10.00% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.33

FWP-73

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

FWP-74

SanDisk Corporation

According to publicly available information, SanDisk Corporation (the "Company") is a global technology company and the inventor and largest supplier of NAND flash storage card products. Flash storage technology allows digital information to be stored in a durable, compact format that retains the data even after the power has been switched off. The Company was incorporated in Delaware in June 1988 under the name SunDisk Corporation and changed its name to SanDisk Corporation in August 1995. Since 2006, the Company has been an S&P 500 company.

The Company designs, develops and manufactures data storage solutions in a variety of form factors using its flash memory, proprietary controller and firmware technologies. The Company's products include removable cards, embedded products, universal serial bus, or USB drives, digital media players, wafers and components. Most of the Company's products are manufactured by combining NAND flash memory with a controller chip. The Company purchases the vast majority of its NAND flash memory supply requirements through its flash venture relationships with Toshiba Corporation, which produce and provide the Company with memory wafers.

The linked share’s SEC file number is 0-26734.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$33.25	$19.79	$21.69
September 30, 2004	$29.60	$19.29	$29.12
December 31, 2004	$31.95	$19.67	$24.97
March 31, 2005	$28.42	$20.25	$27.80
June 30, 2005	$29.03	$23.56	$23.73
September 30, 2005	$48.58	$23.41	$48.25
December 30, 2005	$65.49	$45.69	$62.82
March 31, 2006	$79.80	$52.16	$57.52
June 30, 2006	$66.20	$49.18	$50.98
September 29, 2006	$60.94	$37.34	$53.54
December 29, 2006	$62.24	$42.00	$43.03
March 30, 2007	$46.24	$35.82	$43.80
June 29, 2007	$49.61	$41.48	$48.94
September 28, 2007	$59.75	$47.14	$55.10
December 31, 2007	$55.97	$32.74	$33.17
March 31, 2008	$33.73	$19.84	$22.57
June 30, 2008	$33.17	$18.63	$18.70
September 30, 2008	$23.50	$13.07	$19.55
December 31, 2008	$21.40	$5.07	$9.60
March 31, 2009	$13.46	$7.53	$12.65
June 30, 2009	$16.72	$12.04	$14.69
September 30, 2009	$23.20	$13.02	$21.70
December 31, 2009	$31.17	$19.18	$28.99
March 31, 2010	$36.25	$24.91	$34.63
June 3, 2010*	$47.51	$34.00	$47.07

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SNDK

Initial price: $47.07

Protection level: 65.00%

Protection price: $30.60

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.244954

Coupon: 11.80% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.83

FWP-75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.80%		100.00%
+ 90%	11.80%		90.00%
+ 80%	11.80%		80.00%
+ 70%	11.80%		70.00%
+ 60%	11.80%		60.00%
+ 50%	11.80%		50.00%
+ 40%	11.80%		40.00%
+ 30%	11.80%		30.00%
+ 20%	11.80%		20.00%
+ 10%	11.80%		10.00%
+ 5%	11.80%		5.00%

0%	11.80%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.80%	6.80%	-5.00%
- 10%	11.80%	1.80%	-10.00%
- 20%	11.80%	-8.20%	-20.00%
- 30%	11.80%	-18.20%	-30.00%
- 40%	N/A	-28.20%	-40.00%
- 50%	N/A	-38.20%	-50.00%
- 60%	N/A	-48.20%	-60.00%
- 70%	N/A	-58.20%	-70.00%
- 80%	N/A	-68.20%	-80.00%
- 90%	N/A	-78.20%	-90.00%
- 100%	N/A	-88.20%	-100.00%

FWP-76

SunPower Corporation

According to publicly available information, SunPower Corporation (the “Company”) is a vertically integrated solar products and services company that designs, manufactures and markets high-performance solar electric power technologies. The Company’s solar cells and solar panels are manufactured using proprietary processes and technologies based on more than 15 years of research and development. The Company’s solar power products are sold through its components and systems business segments.

The SEC file number of the linked share (Class A Common Stock) is 000-51593.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$34.75	$24.30	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.76	$27.74
December 29, 2006	$40.00	$26.36	$37.17
March 30, 2007	$48.11	$35.40	$45.50
June 29, 2007	$65.50	$45.87	$63.05
September 28, 2007	$86.92	$59.64	$82.82
December 31, 2007	$164.47	$82.00	$130.39
March 31, 2008	$134.28	$53.22	$74.51
June 30, 2008	$100.00	$70.80	$71.98
September 30, 2008	$107.00	$59.75	$70.93
December 31, 2008	$78.79	$18.51	$37.00
March 31, 2009	$46.30	$19.70	$23.78
June 30, 2009	$32.68	$22.18	$26.64
September 30, 2009	$33.99	$22.11	$29.89
December 31, 2009	$33.97	$20.00	$23.68
March 31, 2010	$26.35	$17.83	$18.90
June 3, 2010*	$19.36	$10.11	$13.13

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPWRA

Initial price: $13.13

Protection level: 65.00%

Protection price: $8.53

Physical delivery amount: 76($1,000/Initial price)

Fractional shares: 0.161462

Coupon: 13.60% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.33

FWP-77

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	13.60%		100.00%
+ 90%	13.60%		90.00%
+ 80%	13.60%		80.00%
+ 70%	13.60%		70.00%
+ 60%	13.60%		60.00%
+ 50%	13.60%		50.00%
+ 40%	13.60%		40.00%
+ 30%	13.60%		30.00%
+ 20%	13.60%		20.00%
+ 10%	13.60%		10.00%
+ 5%	13.60%		5.00%

0%	13.60%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.60%	8.60%	-5.00%
- 10%	13.60%	3.60%	-10.00%
- 20%	13.60%	-6.40%	-20.00%
- 30%	13.60%	-16.40%	-30.00%
- 40%	N/A	-26.40%	-40.00%
- 50%	N/A	-36.40%	-50.00%
- 60%	N/A	-46.40%	-60.00%
- 70%	N/A	-56.40%	-70.00%
- 80%	N/A	-66.40%	-80.00%
- 90%	N/A	-76.40%	-90.00%
- 100%	N/A	-86.40%	-100.00%

FWP-78

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 01-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 28, 2007	$35.32	$25.75	$33.56
December 31, 2007	$36.50	$25.27	$26.45
March 31, 2008	$26.78	$13.29	$15.05
June 30, 2008	$19.65	$13.33	$13.99
September 30, 2008	$14.90	$9.80	$11.34
December 31, 2008	$11.29	$5.31	$8.81
March 31, 2009	$9.78	$4.04	$5.47
June 30, 2009	$11.52	$5.25	$9.19
September 30, 2009	$10.63	$7.34	$9.59
December 31, 2009	$13.18	$8.39	$12.52
March 31, 2010	$17.25	$10.55	$16.59
June 3, 2010*	$18.22	$13.80	$17.92

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $17.92

Protection level: 65.00%

Protection price: $11.65

Physical delivery amount: 55($1,000/Initial price)

Fractional shares: 0.803571

Coupon: 11.70% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.75

FWP-79

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.70%		100.00%
+ 90%	11.70%		90.00%
+ 80%	11.70%		80.00%
+ 70%	11.70%		70.00%
+ 60%	11.70%		60.00%
+ 50%	11.70%		50.00%
+ 40%	11.70%		40.00%
+ 30%	11.70%		30.00%
+ 20%	11.70%		20.00%
+ 10%	11.70%		10.00%
+ 5%	11.70%		5.00%

0%	11.70%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.70%	6.70%	-5.00%
- 10%	11.70%	1.70%	-10.00%
- 20%	11.70%	-8.30%	-20.00%
- 30%	11.70%	-18.30%	-30.00%
- 40%	N/A	-28.30%	-40.00%
- 50%	N/A	-38.30%	-50.00%
- 60%	N/A	-48.30%	-60.00%
- 70%	N/A	-58.30%	-70.00%
- 80%	N/A	-68.30%	-80.00%
- 90%	N/A	-78.30%	-90.00%
- 100%	N/A	-88.30%	-100.00%

FWP-80

Tenaris S.A.

According to publicly available information, Tenaris S.A. (the “Company”) is a leading global manufacturer and supplier of steel pipe products and related services for the world’s energy industry as well as for other industrial applications. The Company’s customers include most of the world’s leading oil and gas companies as well as engineering companies engaged in constructing oil and gas gathering, transportation and processing facilities. The Company’s principal products include casing, tubing, line pipe, and mechanical and structural pipes.

The SEC file number of the linked share (American depositary share) is 001-31518.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$6.90	$5.55	$6.55
September 30, 2004	$9.26	$6.55	$9.12
December 31, 2004	$10.34	$8.26	$9.78
March 31, 2005	$13.55	$8.96	$12.30
June 30, 2005	$16.20	$10.46	$15.65
September 30, 2005	$28.04	$15.62	$27.57
December 30, 2005	$28.88	$20.62	$22.90
March 31, 2006	$37.30	$24.16	$36.13
June 30, 2006	$48.26	$31.63	$40.49
September 29, 2006	$41.32	$34.06	$35.38
December 29, 2006	$52.03	$33.65	$49.89
March 30, 2007	$50.43	$41.24	$45.90
June 29, 2007	$49.95	$43.31	$48.96
September 28, 2007	$53.14	$41.05	$52.62
December 31, 2007	$54.82	$42.58	$44.73
March 31, 2008	$50.64	$34.91	$49.85
June 30, 2008	$75.21	$49.09	$74.50
September 30, 2008	$73.34	$33.30	$37.29
December 31, 2008	$37.20	$15.32	$20.98
March 31, 2009	$24.44	$14.82	$20.17
June 30, 2009	$32.60	$19.77	$27.04
September 30, 2009	$36.83	$23.86	$35.62
December 31, 2009	$43.46	$33.18	$42.65
March 31, 2010	$47.76	$40.33	$42.94
June 3, 2010*	$45.50	$33.15	$37.25

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TS

Initial price: $37.25

Protection level: 75.00%

Protection price: $27.94

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.845638

Coupon: 9.20% per annum

Maturity: June 30, 2011

Dividend yield: 2.43% per annum

Coupon amount monthly: $7.67

FWP-81

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.20%		102.43%
+ 90%	9.20%		92.43%
+ 80%	9.20%		82.43%
+ 70%	9.20%		72.43%
+ 60%	9.20%		62.43%
+ 50%	9.20%		52.43%
+ 40%	9.20%		42.43%
+ 30%	9.20%		32.43%
+ 20%	9.20%		22.43%
+ 10%	9.20%		12.43%
+ 5%	9.20%		7.43%

0%	9.20%		2.43%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.20%	4.20%	-2.57%
- 10%	9.20%	-0.80%	-7.57%
- 20%	9.20%	-10.80%	-17.57%
- 30%	N/A	-20.80%	-27.57%
- 40%	N/A	-30.80%	-37.57%
- 50%	N/A	-40.80%	-47.57%
- 60%	N/A	-50.80%	-57.57%
- 70%	N/A	-60.80%	-67.57%
- 80%	N/A	-70.80%	-77.57%
- 90%	N/A	-80.80%	-87.57%
- 100%	N/A	-90.80%	-97.57%

FWP-82

USG Corporation

According to publicly available information, USG Corporation (the “Company”) through its subsidiaries is a leading manufacturer and distributor of building materials. The Company produces a wide range of products for use in new residential, new nonresidential, and residential and nonresidential repair and remodel construction as well as products used in certain industrial processes. The Company’s operations are organized into three reportable segments: North American Gypsum, Building Products Distribution and Worldwide Ceilings. As of December 31, 2009, the Company’s net sales of each accounted for approximately 47%, 35% and 18%, respectively.

The linked share’s SEC file number is 001-08864.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$14.59	$9.52	$13.61
September 30, 2004	$15.37	$12.55	$14.11
December 31, 2004	$32.21	$14.12	$31.18
March 31, 2005	$31.67	$20.79	$25.67
June 30, 2005	$38.46	$23.30	$32.91
September 30, 2005	$54.97	$31.41	$53.21
December 30, 2005	$53.79	$43.67	$50.33
March 31, 2006	$76.66	$49.59	$73.52
June 30, 2006	$94.22	$50.58	$56.47
September 29, 2006	$57.45	$43.68	$47.04
December 29, 2006	$58.49	$46.00	$54.80
March 30, 2007	$58.74	$46.22	$46.68
June 29, 2007	$52.75	$45.43	$49.04
September 28, 2007	$50.11	$35.42	$37.55
December 31, 2007	$40.50	$34.70	$35.79
March 31, 2008	$38.38	$29.80	$36.82
June 30, 2008	$40.25	$29.48	$29.57
September 30, 2008	$32.93	$23.12	$25.60
December 31, 2008	$26.28	$5.50	$8.04
March 31, 2009	$12.47	$4.17	$7.61
June 30, 2009	$17.88	$7.17	$10.07
September 30, 2009	$19.88	$8.71	$17.18
December 31, 2009	$17.93	$12.45	$14.05
March 31, 2010	$17.63	$11.21	$17.16
June 3, 2010*	$25.59	$15.78	$17.66

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USG

Initial price: $17.66

Protection level: 65.00%

Protection price: $11.48

Physical delivery amount: 56($1,000/Initial price)

Fractional shares: 0.625142

Coupon: 13.00% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.83

FWP-83

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	13.00%		100.00%
+ 90%	13.00%		90.00%
+ 80%	13.00%		80.00%
+ 70%	13.00%		70.00%
+ 60%	13.00%		60.00%
+ 50%	13.00%		50.00%
+ 40%	13.00%		40.00%
+ 30%	13.00%		30.00%
+ 20%	13.00%		20.00%
+ 10%	13.00%		10.00%
+ 5%	13.00%		5.00%

0%	13.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.00%	8.00%	-5.00%
- 10%	13.00%	3.00%	-10.00%
- 20%	13.00%	-7.00%	-20.00%
- 30%	13.00%	-17.00%	-30.00%
- 40%	N/A	-27.00%	-40.00%
- 50%	N/A	-37.00%	-50.00%
- 60%	N/A	-47.00%	-60.00%
- 70%	N/A	-57.00%	-70.00%
- 80%	N/A	-67.00%	-80.00%
- 90%	N/A	-77.00%	-90.00%
- 100%	N/A	-87.00%	-100.00%

FWP-84

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (the “Company”) is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (BHC Act). Its principal business is to act as a holding company for its subsidiaries.

The Company is a diversified financial services company that provides retail, commercial and corporate banking services through banking stores located in 39 states and the District of Columbia. It also provides other financial services through subsidiaries engaged in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment. The Company has three operating segments: Community Banking, Wholesale Banking and Wealth, Brokerage and Retirement.

As of December 31, 2009, the Company had assets of $1.2 trillion, loans of $783 billion and deposits of $824 billion. On December 31, 2008, the Company acquired Wachovia Corporation, one of the nation’s largest diversified financial services companies, providing a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products.

The linked share’s SEC file number is: 001-2979.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$29.86	$27.16	$28.62
September 30, 2004	$29.93	$28.06	$29.82
December 31, 2004	$31.69	$28.78	$31.08
March 31, 2005	$31.38	$29.13	$29.90
June 30, 2005	$31.08	$28.89	$30.79
September 30, 2005	$31.44	$29.00	$29.29
December 30, 2005	$32.35	$28.82	$31.42
March 31, 2006	$32.75	$30.31	$31.94
June 30, 2006	$34.86	$31.90	$33.54
September 29, 2006	$36.89	$33.36	$36.18
December 29, 2006	$36.99	$34.90	$35.56
March 30, 2007	$36.64	$33.01	$34.43
June 29, 2007	$36.49	$33.93	$35.17
September 28, 2007	$37.99	$32.67	$35.62
December 31, 2007	$37.78	$29.29	$30.19
March 31, 2008	$34.56	$24.42	$29.10
June 30, 2008	$32.34	$23.46	$23.75
September 30, 2008	$42.50	$20.46	$37.53
December 31, 2008	$38.95	$19.90	$29.48
March 31, 2009	$30.09	$7.80	$14.24
June 30, 2009	$28.45	$13.65	$24.26
September 30, 2009	$29.56	$22.08	$28.18
December 31, 2009	$31.53	$25.01	$26.99
March 31, 2010	$31.99	$26.37	$31.12
June 3, 2010*	$34.25	$27.44	$28.86

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFC

Initial price: $28.86

Protection level: 75.00%

Protection price: $21.65

Physical delivery amount: 34($1,000/Initial price)

Fractional shares: 0.650035

Coupon: 8.40% per annum

Maturity: June 30, 2011

Dividend yield: 0.71% per annum

Coupon amount monthly: $7.00

FWP-85

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.40%		100.71%
+ 90%	8.40%		90.71%
+ 80%	8.40%		80.71%
+ 70%	8.40%		70.71%
+ 60%	8.40%		60.71%
+ 50%	8.40%		50.71%
+ 40%	8.40%		40.71%
+ 30%	8.40%		30.71%
+ 20%	8.40%		20.71%
+ 10%	8.40%		10.71%
+ 5%	8.40%		5.71%

0%	8.40%		0.71%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.40%	3.40%	-4.29%
- 10%	8.40%	-1.60%	-9.29%
- 20%	8.40%	-11.60%	-19.29%
- 30%	N/A	-21.60%	-29.29%
- 40%	N/A	-31.60%	-39.29%
- 50%	N/A	-41.60%	-49.29%
- 60%	N/A	-51.60%	-59.29%
- 70%	N/A	-61.60%	-69.29%
- 80%	N/A	-71.60%	-79.29%
- 90%	N/A	-81.60%	-89.29%
- 100%	N/A	-91.60%	-99.29%

FWP-86

Walter Energy, Inc.

According to publicly available information, Walter Energy, Inc. (the “Company”) is a producer and exporter of metallurgical coal for the global steel industry and also produces steam coal, coal bed methane gas, metallurgical coke and other related products.

As of December 31, 2009, the Company and its subsidiaries employed approximately 2,100 people, of whom approximately 1,300 were hourly workers and 800 were salaried employees.

The linked share’s SEC file number is 001-13711.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$7.06	$5.82	$6.87
September 30, 2004	$8.15	$6.51	$8.08
December 31, 2004	$17.22	$7.68	$17.01
March 31, 2005	$24.09	$15.09	$21.46
June 30, 2005	$25.12	$16.70	$20.28
September 30, 2005	$24.96	$19.97	$24.68
December 30, 2005	$26.55	$19.90	$25.08
March 31, 2006	$34.86	$24.67	$33.61
June 30, 2006	$36.04	$22.50	$29.08
September 29, 2006	$28.58	$20.76	$21.53
December 29, 2006	$28.49	$19.97	$27.05
March 30, 2007	$28.75	$23.90	$24.75
June 29, 2007	$32.52	$25.58	$28.96
September 28, 2007	$32.23	$20.53	$26.90
December 31, 2007	$38.79	$26.80	$35.93
March 31, 2008	$64.45	$30.78	$62.63
June 30, 2008	$111.87	$61.66	$108.77
September 30, 2008	$110.21	$39.08	$47.45
December 31, 2008	$46.88	$11.12	$17.51
March 31, 2009	$26.25	$15.19	$22.87
June 30, 2009	$38.74	$21.57	$36.24
September 30, 2009	$67.79	$34.27	$60.06
December 31, 2009	$80.08	$53.11	$75.31
March 31, 2010	$94.00	$63.60	$92.27
June 3, 2010*	$99.40	$64.82	$72.17

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WLT

Initial price: $72.17

Protection level: 65.00%

Protection price: $46.91

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.856173

Coupon: 12.30% per annum

Maturity: June 30, 2011

Dividend yield: 0.63% per annum

Coupon amount monthly: $10.25

FWP-87

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.30%		100.63%
+ 90%	12.30%		90.63%
+ 80%	12.30%		80.63%
+ 70%	12.30%		70.63%
+ 60%	12.30%		60.63%
+ 50%	12.30%		50.63%
+ 40%	12.30%		40.63%
+ 30%	12.30%		30.63%
+ 20%	12.30%		20.63%
+ 10%	12.30%		10.63%
+ 5%	12.30%		5.63%

0%	12.30%		0.63%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.30%	7.30%	-4.37%
- 10%	12.30%	2.30%	-9.37%
- 20%	12.30%	-7.70%	-19.37%
- 30%	12.30%	-17.70%	-29.37%
- 40%	N/A	-27.70%	-39.37%
- 50%	N/A	-37.70%	-49.37%
- 60%	N/A	-47.70%	-59.37%
- 70%	N/A	-57.70%	-69.37%
- 80%	N/A	-67.70%	-79.37%
- 90%	N/A	-77.70%	-89.37%
- 100%	N/A	-87.70%	-99.37%

FWP-88

Williams-Sonoma, Inc.

According to publicly available information, Williams-Sonoma, Inc. (the “Company”) is a specialty retailer of products for the home. The retail segment of the Company’s business sells its products through its six retail store concepts (Williams-Sonoma, Pottery Barn, Pottery Barn Kids, Hold Everything, West Elm and Williams-Sonoma Home). The direct-to-customer segment of its business sells similar products through its eight direct-mail catalogs (Williams-Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Bed + Bath, PBteen, Hold Everything, West Elm and Williams-Sonoma Home) and six e-commerce websites (williams-sonoma.com, potterybarn.com, potterybarnkids.com, pbteen.com, westelm.com and holdeverything.com). As of January 31, 2010, the Company operated 610 stores in 44 states, Washington, D.C., Canada and Puerto Rico.

The Company was founded in 1956 by Charles E. Williams, currently a Director Emeritus, with the opening of its first store in Sonoma, California.

The linked share’s SEC file number is 001-14077.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$34.60	$28.48	$32.96
September 30, 2004	$37.76	$29.45	$37.55
December 31, 2004	$41.72	$34.74	$35.04
March 31, 2005	$37.49	$33.15	$36.75
June 30, 2005	$41.68	$32.75	$39.57
September 30, 2005	$45.03	$36.10	$38.35
December 30, 2005	$45.05	$35.43	$43.15
March 31, 2006	$45.14	$38.10	$42.40
June 30, 2006	$44.43	$33.49	$34.05
September 29, 2006	$35.00	$28.29	$32.39
December 29, 2006	$35.66	$30.11	$31.44
March 30, 2007	$36.32	$30.43	$35.46
June 29, 2007	$36.94	$31.42	$31.58
September 28, 2007	$36.24	$28.43	$32.62
December 31, 2007	$33.69	$25.46	$25.90
March 31, 2008	$27.60	$19.30	$24.24
June 30, 2008	$28.19	$19.81	$19.84
September 30, 2008	$21.49	$15.23	$16.18
December 31, 2008	$16.28	$4.35	$7.86
March 31, 2009	$12.36	$6.58	$10.08
June 30, 2009	$14.87	$9.79	$11.87
September 30, 2009	$20.59	$10.37	$20.23
December 31, 2009	$22.49	$18.42	$20.78
March 31, 2010	$27.92	$18.43	$26.29
June 3, 2010*	$31.69	$26.40	$28.80

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WSM

Initial price: $28.80

Protection level: 65.00%

Protection price: $18.72

Physical delivery amount: 34($1,000/Initial price)

Fractional shares: 0.722222

Coupon: 10.40% per annum

Maturity: June 30, 2011

Dividend yield: 1.79% per annum

Coupon amount monthly: $8.67

FWP-89

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.40%		101.79%
+ 90%	10.40%		91.79%
+ 80%	10.40%		81.79%
+ 70%	10.40%		71.79%
+ 60%	10.40%		61.79%
+ 50%	10.40%		51.79%
+ 40%	10.40%		41.79%
+ 30%	10.40%		31.79%
+ 20%	10.40%		21.79%
+ 10%	10.40%		11.79%
+ 5%	10.40%		6.79%

0%	10.40%		1.79%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.40%	5.40%	-3.21%
- 10%	10.40%	0.40%	-8.21%
- 20%	10.40%	-9.60%	-18.21%
- 30%	10.40%	-19.60%	-28.21%
- 40%	N/A	-29.60%	-38.21%
- 50%	N/A	-39.60%	-48.21%
- 60%	N/A	-49.60%	-58.21%
- 70%	N/A	-59.60%	-68.21%
- 80%	N/A	-69.60%	-78.21%
- 90%	N/A	-79.60%	-88.21%
- 100%	N/A	-89.60%	-98.21%

FWP-90

Wynn Resorts, Limited

According to publicly available information, Wynn Resorts, Limited (the “Company”) was formed in June 2002 and is a leading developer, owner and operator of destination casino resorts. The Company owns and operates two destination casino resorts – Wynn Las Vegas in Las Vegas, Nevada and Wynn Macau, located in the Macau Special Administrative Region of the People’s Republic of China.

As of December 31, 2009, the Company had a total of approximately 18,900 employees (including approximately 6,400 in Macau).

The linked share’s SEC file number is 000-50028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$43.77	$34.60	$38.63
September 30, 2004	$52.97	$34.21	$51.69
December 31, 2004	$72.99	$50.51	$66.92
March 31, 2005	$76.45	$60.43	$67.74
June 30, 2005	$68.00	$42.35	$47.27
September 30, 2005	$58.20	$43.27	$45.15
December 30, 2005	$61.50	$42.08	$54.85
March 31, 2006	$78.75	$52.44	$76.85
June 30, 2006	$80.19	$64.87	$73.30
September 29, 2006	$78.85	$60.82	$68.01
December 29, 2006	$98.45	$66.52	$93.85
March 30, 2007	$114.60	$89.06	$94.86
June 29, 2007	$107.97	$85.53	$89.69
September 28, 2007	$168.79	$88.42	$157.56
December 31, 2007	$176.14	$110.50	$112.13
March 31, 2008	$124.77	$90.92	$100.64
June 30, 2008	$116.54	$77.67	$81.35
September 30, 2008	$119.73	$69.27	$81.64
December 31, 2008	$83.69	$28.21	$42.26
March 31, 2009	$55.39	$14.50	$19.97
June 30, 2009	$50.76	$19.52	$35.30
September 30, 2009	$74.89	$29.05	$70.89
December 31, 2009	$71.50	$51.74	$58.23
March 31, 2010	$77.95	$59.70	$75.83
June 3, 2010*	$93.99	$71.00	$84.16

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WYNN

Initial price: $84.16

Protection level: 65.00%

Protection price: $54.70

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.882129

Coupon: 12.10% per annum

Maturity: June 30, 2011

Dividend yield: 5.33% per annum

Coupon amount monthly: $10.08

FWP-91

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.10%		105.33%
+ 90%	12.10%		95.33%
+ 80%	12.10%		85.33%
+ 70%	12.10%		75.33%
+ 60%	12.10%		65.33%
+ 50%	12.10%		55.33%
+ 40%	12.10%		45.33%
+ 30%	12.10%		35.33%
+ 20%	12.10%		25.33%
+ 10%	12.10%		15.33%
+ 5%	12.10%		10.33%

0%	12.10%		5.33%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.10%	7.10%	0.33%
- 10%	12.10%	2.10%	-4.67%
- 20%	12.10%	-7.90%	-14.67%
- 30%	12.10%	-17.90%	-24.67%
- 40%	N/A	-27.90%	-34.67%
- 50%	N/A	-37.90%	-44.67%
- 60%	N/A	-47.90%	-54.67%
- 70%	N/A	-57.90%	-64.67%
- 80%	N/A	-67.90%	-74.67%
- 90%	N/A	-77.90%	-84.67%
- 100%	N/A	-87.90%	-94.67%

FWP-92

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in North America and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. As of December 31, 2009, the Company has annual raw steel production capability of 31.7 million net tons and is the fifth largest steel producer in the world. . The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the North America and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

The linked share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$39.98	$25.23	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 28, 2007	$116.37	$74.47	$105.94
December 31, 2007	$121.11	$85.05	$120.91
March 31, 2008	$128.30	$91.11	$126.87
June 30, 2008	$196.00	$122.00	$184.78
September 30, 2008	$180.57	$68.63	$77.61
December 31, 2008	$77.92	$20.73	$37.20
March 31, 2009	$41.30	$16.66	$21.13
June 30, 2009	$43.15	$20.18	$35.74
September 30, 2009	$51.65	$29.36	$44.37
December 31, 2009	$58.19	$33.25	$55.12
March 31, 2010	$66.45	$42.33	$63.52
June 3, 2010*	$70.95	$43.65	$45.28

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $45.28

Protection level: 65.00%

Protection price: $29.43

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.084806

Coupon: 11.50% per annum

Maturity: June 30, 2011

Dividend yield: 0.47% per annum

Coupon amount monthly: $9.58

FWP-93

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.50%		100.47%
+ 90%	11.50%		90.47%
+ 80%	11.50%		80.47%
+ 70%	11.50%		70.47%
+ 60%	11.50%		60.47%
+ 50%	11.50%		50.47%
+ 40%	11.50%		40.47%
+ 30%	11.50%		30.47%
+ 20%	11.50%		20.47%
+ 10%	11.50%		10.47%
+ 5%	11.50%		5.47%

0%	11.50%		0.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.50%	6.50%	-4.53%
- 10%	11.50%	1.50%	-9.53%
- 20%	11.50%	-8.50%	-19.53%
- 30%	11.50%	-18.50%	-29.53%
- 40%	N/A	-28.50%	-39.53%
- 50%	N/A	-38.50%	-49.53%
- 60%	N/A	-48.50%	-59.53%
- 70%	N/A	-58.50%	-69.53%
- 80%	N/A	-68.50%	-79.53%
- 90%	N/A	-78.50%	-89.53%
- 100%	N/A	-88.50%	-99.53%

FWP-94

Zions Bancorporation

According to publicly available information, Zions Bancorporation (the “Company”) is a financial holding company which owns and operates eight commercial banks with a total of 491 domestic branches as of December 31, 2009. The Company provides a full range of banking and related services through its banking and other subsidiaries, primarily in Utah, California, Texas, Arizona, Nevada, Colorado, Idaho, Washington, and Oregon.

The Company focuses on providing community banking services by continuously strengthening its core business lines of 1) small, medium-sized business and corporate banking; 2) commercial and residential development, construction and term lending; 3) retail banking; 4) treasury cash management and related products and services; 5) residential mortgage; 6) trust and wealth management; and 7) investment activities. It operates eight different banks in ten Western and Southwestern states with each bank operating under a different name and each having its own board of directors, chief executive officer, and management team. The banks provide a wide variety of commercial and retail banking and mortgage lending products and services. They also provide a wide range of personal banking services to individuals, including home mortgages, bankcard, other installment loans, home equity lines of credit, checking accounts, savings accounts, time certificates of various types and maturities, trust services, safe deposit facilities, direct deposit, and 24-hour Automated Teller Machine (“ATM”) access. In addition, certain banking subsidiaries provide services to key market segments through their Women’s Financial, Private Client Services, and Executive Banking Groups. We also offer wealth management services through a subsidiary, Contango Capital Advisors, Inc. (“Contango”), and online brokerage services through Zions Direct.

In addition to these core businesses, the Company has built specialized lines of business in capital markets, public finance, and certain financial technologies, and is also a leader in Small Business Administration (“SBA”) lending. Through its eight banking subsidiaries, the Company provides SBA 7(a) loans to small businesses throughout the United States and is also one of the largest providers of SBA 504 financing in the nation. The Company owns an equity interest in the Federal Agricultural Mortgage Corporation (“Farmer Mac”) and is one of the nation’s top originators of secondary market agricultural real estate mortgage loans through Farmer Mac. The Company is a leader in municipal finance advisory and underwriting services. The Company also controls four venture capital funds that provide early-stage capital primarily for start-up companies located in the Western United States. Finally, the Company’s NetDeposit subsidiary is a leader in the provision of check imaging and clearing software.

The linked share’s SEC file number is 001-12307.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$62.04	$54.09	$61.45
September 30, 2004	$64.38	$58.41	$61.04
December 31, 2004	$69.29	$59.54	$68.03
March 31, 2005	$70.45	$63.33	$69.02
June 30, 2005	$75.17	$66.25	$73.53
September 30, 2005	$74.00	$68.46	$71.21
December 30, 2005	$77.67	$66.68	$75.56
March 31, 2006	$85.25	$75.13	$82.73
June 30, 2006	$84.18	$76.28	$77.94
September 29, 2006	$84.09	$75.25	$79.81
December 29, 2006	$83.15	$77.37	$82.44
March 30, 2007	$88.56	$81.18	$84.52
June 29, 2007	$86.00	$76.60	$76.91
September 28, 2007	$81.43	$67.51	$68.67
December 31, 2007	$73.00	$45.71	$46.69
March 31, 2008	$57.05	$39.31	$45.55
June 30, 2008	$51.10	$29.47	$31.49
September 30, 2008	$107.59	$17.54	$38.70
December 31, 2008	$47.94	$21.07	$24.51
March 31, 2009	$25.52	$5.90	$9.83
June 30, 2009	$20.96	$8.88	$11.56
September 30, 2009	$20.36	$10.25	$17.97
December 31, 2009	$19.03	$12.50	$12.83
March 31, 2010	$23.85	$12.88	$21.82
June 3, 2010*	$30.20	$21.61	$23.57

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ZION

Initial price: $23.57

Protection level: 65.00%

Protection price: $15.32

Physical delivery amount: 42($1,000/Initial price)

Fractional shares: 0.426814

Coupon: 11.00% per annum

Maturity: June 30, 2011

Dividend yield: 0.18% per annum

Coupon amount monthly: $9.17

FWP-95

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.00%		100.18%
+ 90%	11.00%		90.18%
+ 80%	11.00%		80.18%
+ 70%	11.00%		70.18%
+ 60%	11.00%		60.18%
+ 50%	11.00%		50.18%
+ 40%	11.00%		40.18%
+ 30%	11.00%		30.18%
+ 20%	11.00%		20.18%
+ 10%	11.00%		10.18%
+ 5%	11.00%		5.18%

0%	11.00%		0.18%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-4.82%
- 10%	11.00%	1.00%	-9.82%
- 20%	11.00%	-9.00%	-19.82%
- 30%	11.00%	-19.00%	-29.82%
- 40%	N/A	-29.00%	-39.82%
- 50%	N/A	-39.00%	-49.82%
- 60%	N/A	-49.00%	-59.82%
- 70%	N/A	-59.00%	-69.82%
- 80%	N/A	-69.00%	-79.82%
- 90%	N/A	-79.00%	-89.82%
- 100%	N/A	-89.00%	-99.82%

FWP-96